                                                                    EXHIBIT 10.6

================================================================================

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 17, 2002

                                      AMONG

                                INTERFACE, INC.,

                             INTERFACE EUROPE B.V.,

                             INTERFACE EUROPE LTD.,

                           THE LENDERS LISTED HEREIN,

                           FIRST UNION NATIONAL BANK,
                   AS DOMESTIC AGENT AND MULTICURRENCY AGENT,

                                 SUNTRUST BANK,
                              AS COLLATERAL AGENT,

                                       AND

                          CITICORP NORTH AMERICA, INC.,
                              AS SYNDICATION AGENT

================================================================================

                          FIRST UNION SECURITIES, INC.
                                       AND
                         SUNTRUST CAPITAL MARKETS, INC.,
                                  AS ARRANGERS


                          FIRST UNION SECURITIES, INC.,
                              AS SOLE BOOK MANAGER

                                TABLE OF CONTENTS

FOURTH AMENDED AND RESTATED..........................................................................     1

ARTICLE I.  DEFINITIONS; CONSTRUCTION................................................................     2

     Section 1.01.    Definitions....................................................................     2
     Section 1.02.    Accounting Terms and Determination.............................................    37
     Section 1.03.    Other Definitional Terms.......................................................    37
     Section 1.04.    Exhibits and Schedules.........................................................    37

ARTICLE II.  DOMESTIC REVOLVING LOANS................................................................    37

     Section 2.01.    Description of Domestic Revolving Credit Facilities............................    37
     Section 2.02.    Domestic Syndicated Loans.....     .38
     Section 2.03.    Reductions of Domestic Syndicated Loan Commitments and Mandatory Repayments....    41
     Section 2.04.    [Intentionally Omitted]........................................................    42
     Section 2.05.    Domestic Swing Line Loans.....     .43
     Section 2.06.    [Intentionally Omitted].     .44
     Section 2.07.    Use of Proceeds...     .44
     Section 2.08.    Decrease in Domestic Syndicated Loan Commitments on the Closing Date...........    45

ARTICLE III.  MULTICURRENCY SYNDICATED LOANS.........................................................    45

     Section 3.01.    Description of Multicurrency Syndicated Credit Facilities......................    45
     Section 3.02.    Multicurrency Syndicated Loans     .46
     Section 3.03.    Reductions of Multicurrency Syndicated Loan Commitments and
                      Mandatory Repayments...........................................................    48
     Section 3.04.    [Intentionally Omitted]........................................................    50
     Section 3.05.    [Intentionally Omitted]........................................................    50
     Section 3.06.    [Intentionally Omitted]........................................................    50
     Section 3.07.    Use of Proceeds................................................................    50
     Section 3.08.    Reallocation of Multicurrency Syndicated Loan Commitments on the Closing Date..    50
     Section 3.09.    Additional Multicurrency Borrowers.............................................    51

ARTICLE IV.  GENERAL LOAN TERMS......................................................................    52

     Section 4.01.    Funding Notices................................................................    52
     Section 4.02.    Disbursement of Funds..........................................................    52
     Section 4.03.    Interest.......................................................................    53
     Section 4.04.    Interest Periods...............................................................    54
     Section 4.05.    Fees...........................................................................    55
     Section 4.06.    Voluntary Prepayments of Borrowings............................................    56
     Section 4.07.    Payments, etc..................................................................    57
     Section 4.08.    Interest Rate Not Ascertainable, etc...........................................    62

     Section 4.09.    Illegality.....................................................................    63
     Section 4.10.    Increased Costs................................................................    63
     Section 4.11.    Lending Offices................................................................    64
     Section 4.12.    Funding Losses.................................................................    65
     Section 4.13.    Failure to Pay in Appropriate Agreed Currency..................................    65
     Section 4.14.    Assumptions Concerning Funding of LIBOR Advances...............................    66
     Section 4.15.    Apportionment of Payments......................................................    66
     Section 4.16.    Sharing of Payments, Etc.......................................................    66
     Section 4.17.    Capital Adequacy...............................................................    66
     Section 4.18.    Benefits to Guarantors.........................................................    67
     Section 4.19.    Limitation on Certain Payment Obligations......................................    67
     Section 4.20.    Application of Loan Proceeds to Maturing Loans.................................    68
     Section 4.21.    Currency Control and Exchange Regulations......................................    68
     Section 4.22.    European Economic and Monetary Union...........................................    68
     Section 4.23.    Market Disruption..............................................................    69

ARTICLE V.  CONDITIONS TO BORROWINGS.................................................................    70

     Section 5.01.    Conditions Precedent to Effectiveness..........................................    70
     Section 5.02.    [Intentionally Omitted]........................................................    72
     Section 5.03.    Conditions to All Loans........................................................    72
     Section 5.04.    Post-Closing Conditions........................................................    73

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES..........................................................    73

     Section 6.01.    Organizational Existence; Compliance with Law..................................    74
     Section 6.02.    Organizational Power; Authorization............................................    74
     Section 6.03.    Enforceable Obligations........................................................    74
     Section 6.04.    No Legal Bar...................................................................    74
     Section 6.05.    No Material Litigation.........................................................    75
     Section 6.06.    Investment Company Act, Etc....................................................    75
     Section 6.07.    Margin Regulations.............................................................    75
     Section 6.08.    Compliance With Environmental Laws.............................................    75
     Section 6.09.    Insurance......................................................................    76
     Section 6.10.    No Default.....................................................................    76
     Section 6.11.    No Burdensome Restrictions.....................................................    76
     Section 6.12.    Taxes..........................................................................    76
     Section 6.13.    Subsidiaries...................................................................    77
     Section 6.14.    Financial Statements...........................................................    77
     Section 6.15.    ERISA..........................................................................    77
     Section 6.16.    Patents, Trademarks, Licenses, Etc.............................................    78
     Section 6.17.    Ownership of Property..........................................................    79
     Section 6.18.    Indebtedness...................................................................    79
     Section 6.19.    Financial Condition............................................................    79
     Section 6.20.    Intercompany Loans.............................................................    80
     Section 6.21.    Labor Matters..................................................................    80
     Section 6.22.    Payment or Dividend Restrictions...............................................    80
     Section 6.23.    Disclosure.....................................................................    80

ARTICLE VII.  AFFIRMATIVE COVENANTS..................................................................    81

     Section 7.01.    Organizational Existence, Etc..................................................    81
     Section 7.02.    Compliance with Laws, Etc......................................................    81
     Section 7.03.    Payment of Taxes and Claims, Etc...............................................    81
     Section 7.04.    Keeping of Books...............................................................    81
     Section 7.05.    Visitation, Inspection, Etc....................................................    81
     Section 7.06.    Insurance; Maintenance of Properties...........................................    82
     Section 7.07.    Reporting Covenants............................................................    82
     Section 7.08.    Existing Domestic Letters of Credit............................................    87
     Section 7.09.    Financial Covenants............................................................    87
     Section 7.10.    Notices Under Certain Other Indebtedness.......................................    87
     Section 7.11.    Additional Credit Parties and Collateral.......................................    87
     Section 7.12.    Accounts Receivable Facility...................................................    88
     Section 7.13.    Further Assurances.............................................................    88

ARTICLE VIII.  NEGATIVE COVENANTS....................................................................    89

     Section 8.01.    Indebtedness...................................................................    89
     Section 8.02.    Liens..........................................................................    90
     Section 8.03.    Mergers, Acquisitions, Sales, Etc..............................................    91
     Section 8.04.    Payments or Refinancings in Respect of Subordinated Debt or Equity Securities;
                      Dividends and Other Distributions..............................................    93
     Section 8.05.    Investments, Loans, Etc........................................................    93
     Section 8.06.    Sale and Leaseback Transactions................................................    94
     Section 8.07.    Transactions with Affiliates...................................................    95
     Section 8.08.    Optional Prepayments...........................................................    95
     Section 8.09.    Changes in Business............................................................    96
     Section 8.10.    ERISA..........................................................................    96
     Section 8.11.    Additional Negative Pledges....................................................    96
     Section 8.12.    Limitation on Payment Restrictions Affecting Consolidated Companies............    97
     Section 8.13.    Actions Under Certain Documents................................................    97
     Section 8.14.    Designated Senior Indebtedness.................................................    97

ARTICLE IX.  EVENTS OF DEFAULT.......................................................................    98

     Section 9.01.    Payments.......................................................................    98
     Section 9.02.    Covenants Without Notice.......................................................    98
     Section 9.03.    Other Covenants................................................................    98
     Section 9.04.    Representations................................................................    98
     Section 9.05.    Non-Payments of Other Indebtedness.............................................    98
     Section 9.06.    Defaults Under Other Agreements................................................    98
     Section 9.07.    Bankruptcy.....................................................................    99
     Section 9.08.    ERISA..........................................................................    99
     Section 9.09.    Money Judgment.................................................................   100
     Section 9.10.    Ownership of Credit Parties....................................................   100
     Section 9.11.    Change in Control of Interface.................................................   100
     Section 9.12.    Default Under Other Credit Documents...........................................   100

     Section 9.13.    Default Under Hedging Agreement................................................   100
     Section 9.14.    Attachments....................................................................   100
     Section 9.15.    Accounts Receivable Facility...................................................   101
     Section 9.16.    Failure of Agreements..........................................................   101
     Section 9.17.    Environmental Claims...........................................................   101

ARTICLE X.  THE CO-AGENTS; COLLATERAL AGENT..........................................................   102

     Section 10.01.   Resignation and Appointment of Co-Agents.......................................   102
     Section 10.02.   Appointment of Collateral Agent................................................   103
     Section 10.03.   Nature of Duties of Agents.....................................................   104
     Section 10.04.   Lack of Reliance on the Agents.................................................   104
     Section 10.05.   Certain Rights of the Agents...................................................   105
     Section 10.06.   Reliance by Agents.............................................................   105
     Section 10.07.   Indemnification of Agents......................................................   105
     Section 10.08.   The Agents in their Individual Capacity........................................   105
     Section 10.09.   Holders of Notes...............................................................   106
     Section 10.10.   Successor Agents...............................................................   106
     Section 10.11.   Notice of Default..............................................................   106
     Section 10.12.   Syndication Agent..............................................................   107

ARTICLE XI.  MISCELLANEOUS...........................................................................   107

     Section 11.01.   Notices........................................................................   107
     Section 11.02.   Amendments, Etc................................................................   108
     Section 11.03.   No Waiver; Remedies Cumulative.................................................   109
     Section 11.04.   Payment of Expenses, Etc.......................................................   110
     Section 11.05.   Right of Setoff................................................................   111
     Section 11.06.   Benefit of Agreement...........................................................   112
     Section 11.07.   Governing Law; Submission to Jurisdiction......................................   114
     Section 11.08.   Independent Nature of Lenders' Rights..........................................   115
     Section 11.09.   Counterparts...................................................................   115
     Section 11.10.   Survival.......................................................................   115
     Section 11.11.   Severability...................................................................   116
     Section 11.12.   Independence of Covenants......................................................   116
     Section 11.13.   Change in Accounting Principles, Fiscal Year or Tax Laws.......................   116
     Section 11.14.   Headings Descriptive; Entire Agreement.........................................   116
     Section 11.15.   Judgment Currency..............................................................   116
     Section 11.16.   Dollar Equivalent Computations.................................................   117
     Section 11.17.   Amendment and Restatement; No Novation.........................................   117
     Section 11.18.   References in Credit Documents.................................................   117
     Section 11.19.   Injunctive Relief; Limitation of Liability.....................................   118

                             EXHIBITS AND SCHEDULES

EXHIBITS:
---------
Exhibit A      --       Form of Additional Multicurrency Borrower   Agreement
Exhibit B      --       Form of Domestic Syndicated Note
Exhibit C-1    --       Form of Multicurrency Syndicated Note by Interface, Inc.
Exhibit C-2    --       Form of Multicurrency Syndicated Note by Interface Europe Ltd.
Exhibit C-3    --       Form of Multicurrency Syndicated Note by Interface Europe B.V.
Exhibit D      --       Form of Domestic Swing Line Note
Exhibit E      --       Closing Certificate
Exhibit F      --       Opinion of Kilpatrick Stockton LLP
Exhibit G-1    --       Opinion of Simon Carlton
Exhibit G-2    --       Opinion of Han van Beers
Exhibit H      --       Form of Assignment and Acceptance
Exhibit I      --       Borrowing Base Certificate
Exhibit J      --       Master Acknowledgment Agreement
Exhibit K-1    --       Third Amended and Restated Interface Guaranty Agreement
Exhibit K-2    --       Third Amended and Restated Subsidiary Guaranty Agreement
Exhibit L      --       Letter of Credit Agreement
Exhibit M      --       L/C Cash Collateral Assignment Agreement
Exhibit N      --       Amended and Restated Indemnification Agreement
Exhibit O      --       Amended and Restated Contribution Agreement

SCHEDULES:
----------
Schedule 1.1(a)   --    Commitments
Schedule 1.1(b)   --    Existing Domestic Letters of Credit
Schedule 1.1(c)   --    Mandatory Cost Rate
Schedule 6.01     --    Organization and Ownership of Subsidiaries
Schedule 6.05     --    Pending and Threatened Litigation
Schedule 6.11     --    Burdensome Restrictions
Schedule 6.12     --    Tax Filings and Payments
Schedule 6.13     --    Material Subsidiaries
Schedule 6.15     --    Employee Benefit Matters
Schedule 6.16     --    Patent, Trademark, License and Other Intellectual Property Matters
Schedule 6.17     --    Ownership of Properties
Schedule 6.18     --    Indebtedness
Schedule 6.21     --    Labor and Employment Matters
Schedule 6.22     --    Payment or Dividend Restrictions
Schedule 7.07(b)  --    Environmental Notices
Schedule 8.02     --    Existing Liens

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of January 17, 2002, by and among INTERFACE, INC., a Georgia corporation ("Interface"), INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("Europe B.V."), INTERFACE EUROPE LTD., a private company limited by shares organized and existing under the laws of England and Wales ("Europe Limited"), and each other Foreign Subsidiary (as hereinafter defined) that becomes a "Multicurrency Borrower" hereunder as provided in Section 3.09 hereof (each an "Additional Multicurrency Borrower" and collectively, the "Additional Multicurrency Borrowers"; Interface, Europe B.V., Europe Limited, and all Additional Multicurrency Borrowers referred to collectively herein as the "Borrowers"), the banks and lending institutions listed on the signature pages hereof and such other banks and lending institutions which become "Lenders" as provided herein (collectively, the "Lenders"), FIRST UNION NATIONAL BANK, a national banking association, in its capacity as agent for those Lenders having Domestic Syndicated Loan Commitments or having outstanding Domestic Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "Domestic Agent"), FIRST UNION NATIONAL BANK, a national banking association, in its capacity as agent for those Lenders having outstanding Multicurrency Syndicated Loan Commitments or having outstanding Multicurrency Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "Multicurrency Agent"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "Co-Agents"), SUNTRUST BANK, in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article X hereof (the "Collateral Agent") and CITICORP NORTH AMERICA, INC., in its capacity as syndication agent for the Co-Agents and Lenders (the "Syndication Agent").

                              STATEMENT OF PURPOSE

         The Borrowers, the lenders listed therein, SunTrust Bank, as domestic agent, and Bank One, NA, as multicurrency agent, and SunTrust Bank, as collateral agent, are parties to a certain Third Amended and Restated Credit Agreement dated as of June 30, 1998, as amended by a certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of December 19, 2000 and a certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of August 8, 2001 (as so amended, the "Existing Credit Agreement").

         The Borrowers have requested and the Lenders, the Co-Agents, and the Collateral Agent have agreed to amend and restate the Existing Credit Agreement as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers, the Lenders, the Co-Agents and the Collateral Agent agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Debtor" shall mean any Person who is or who may become obligated to any Domestic Credit Party under or on account of a Domestic Account.

         "Accounts Receivable Facilities" shall mean the receivables financing facility being extended by Bank One, NA and certain third parties on or about December 19, 2000 (as amended, restated, supplemented or otherwise modified from time to time subject to the restrictions on a replacement receivables facility set forth in this definition, the "Bank One Receivables Facility") pursuant to which (i) Interface and/or one or more of the Consolidated Companies from time to time sell, convey or otherwise transfer accounts receivable, any interests therein and any assets related thereto, to Interface SPC, and (ii) Interface SPC shall sell, convey or otherwise transfer such accounts receivable, any interests therein and any assets related thereto, to Bank One, NA, as agent for the benefit of certain third-party purchasers of such accounts receivable, any interests therein and any assets related thereto, together with any replacement receivables financing facility or facilities for Interface and/or one or more of the Consolidated Companies providing for discounts and advance rates, reserves, and other pricing terms, recourse obligations, and covenants applicable to Interface SPC, Interface, and the other Consolidated Companies that are no less favorable in any material respect than the comparable provisions of the Accounts Receivable Facility being replaced or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "Acquired Entity" shall mean the assets, in the case of an acquisition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of an acquisition of capital stock or other equity interests of a business, acquired by Interface or any other Consolidated Company in an acquisition permitted under the terms of this Agreement.

         "Additional Multicurrency Borrowers" shall mean, collectively, all Foreign Subsidiaries that become Multicurrency Borrowers pursuant to the terms of Section 3.09 hereof, and their respective successors and permitted assigns.

         "Additional Multicurrency Borrower Agreement" shall mean any Additional Multicurrency Borrower Agreement entered into by a Foreign Subsidiary to become a Multicurrency Borrower hereunder in accordance with Section 3.09 and substantially in the form of Exhibit A.

         "Additional Senior Notes" shall mean the unsecured Senior Notes due 2010 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $175,000,000, as more particularly described in the Additional Senior Notes Indenture, and any unsecured senior notes issued by Interface, and guaranteed by such Subsidiaries of Interface, in an aggregate principal amount not to exceed $175,000,000 representing a refinancing or replacement of such Additional Senior Notes, having a maturity not earlier than that of such Additional Senior Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Additional Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "Additional Senior Notes Indenture" shall mean the Indenture dated as of January 17, 2002, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and First Union National Bank, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Adjusted LIBO Rate" shall mean:

                  (i) with respect to any Eurodollar Advance, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Appropriate Co-Agent pursuant to the following formula:

                  Adjusted LIBO Rate  =               LIBOR
                                        ----------------------------------
                                        1.00-Eurodollar Reserve Percentage

                           and

                  (ii) with respect to any Eurocurrency Advance, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Appropriate Co-Agent of the Adjusted LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.

         "Adjusting EBITDA" shall mean, with respect to any Acquired Entity or Divested Entity for any period, the net income of such Entity for such period plus to the extent deducted in the determination of such Entity's net income, the sum of such Entity's (i) aggregate amount of income tax expense for such period, (ii) aggregate amount of interest expense for such period, and (iii) aggregate amount of amortization, depreciation and other non-cash charges (including amortization of good will and other intangible assets) for such period, all as determined in accordance with GAAP, provided that (A) all non-recurring gains or losses of such Entity for such period, and (B) the gain or loss for such period attributable to the sale of any assets of such Entity outside the ordinary course of business shall not be included in such Entity's net income.

         "Advance" shall mean a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of Loans made (or continued or converted) at the same time and of the same Type and, in the case of LIBOR Advances, in the same Agreed Currency and for the same Interest Period, which shall be made and outstanding as (i) the Domestic Syndicated Loans, which Advance shall be made or outstanding in Dollars as a Base Rate Advance or Eurodollar Advance, as the case may be, (ii) the Multicurrency Syndicated Loans, which Advance shall be made or outstanding in any Foreign Currency as a Eurocurrency Advance and (iii) the Domestic Swing Line Loans, which Advance shall be made or outstanding in Dollars as a Base Rate Advance.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Aggregate Domestic L/C Outstandings" shall mean, at any time with respect to all outstanding Domestic Letters of Credit, the sum of the L/C Outstandings for such Domestic Letters of Credit.

         "Aggregate L/C Outstandings" shall mean the sum of the Aggregate Domestic L/C Outstandings and the Aggregate Multicurrency L/C Outstandings.

         "Aggregate Multicurrency L/C Outstandings" shall mean, at any time with respect to all outstanding Multicurrency Letters of Credit, the sum of the L/C Outstandings for such Multicurrency Letters of Credit.

         "Agents" shall mean, collectively, the Co-Agents and the Collateral Agent (provided that the term "Agents" shall not include the Syndication Agent).

         "Agreed Currency" shall mean (i) Dollars or (ii) or any Foreign
Currency.

         "Agreement" shall mean this Fourth Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Agreement Regarding Post-Closing Matters" shall mean the Agreement Regarding Post-Closing Matters of even date herewith by and among the Borrowers and the Co-Agents (on behalf of themselves and the Lenders).

         "Applicable Commitment Fee Rate" shall mean the rate for any day to be used to calculate commitment fees payable by the Borrowers pursuant to Section 4.05(b), expressed as a percentage and determined from the chart set forth below based on Interface's Funded Debt Coverage Ratio calculated as of the relevant determination date:

-----------------------------------------------------------------------------------------------------------
Level        Funded Debt Coverage Ratio                                     Applicable Commitment
                                                                                   Fee Rate
-----------------------------------------------------------------------------------------------------------
I            Greater than or equal to 5.50 to 1.00                                  0.625%
-----------------------------------------------------------------------------------------------------------
II           Greater  than or equal to 4.75 to 1.00 but less  than                  0.500%
             5.50 to 1.00
-----------------------------------------------------------------------------------------------------------
III          Greater  than or equal to 4.00 to 1.00 but less  than                  0.500%
             4.75 to 1.00
-----------------------------------------------------------------------------------------------------------
IV           Greater  than or equal to 3.25 to 1.00 but less  than                  0.500%
             4.00 to 1.00
-----------------------------------------------------------------------------------------------------------
V            Greater  than or equal to 2.50 to 1.00 but less  than                  0.500%
             3.25 to 1.00
-----------------------------------------------------------------------------------------------------------
VI           Less than 2.50 to 1.00                                                 0.375%
-----------------------------------------------------------------------------------------------------------

Each change in the Applicable Commitment Fee Rate resulting from a change in the Funded Debt Coverage Ratio shall be effective from and after the date that is ten (10) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Sections 7.07(a), (b), and
(c), as applicable, indicating such change, until the date that is ten (10) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is ten (10) Business Days after delivery by Interface of its financial statements for the fourth fiscal quarter of its 2001 fiscal year pursuant to Section 7.07(b), the Applicable Commitment Fee Rate shall be based on Level I, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Sections 7.07(a), (b), and (c), as applicable, the Applicable Commitment Fee Rate shall be based on Level I.

         "Applicable Margin" shall mean, with respect to all outstanding Loans bearing interest based on the Base Rate or the Adjusted LIBO Rate, for any day, the applicable percentage determined from the chart set forth below based on Interface's Funded Debt Coverage Ratio calculated as of the relevant determination date (provided that, with respect to each Eurocurrency Advance, the Applicable Margin shall include the Mandatory Cost Rate, as determined pursuant to the formula set forth on Schedule 1.1(c) hereto):

-----------------------------------------------------------------------------------------------------------------------------------
Level       Funded Debt Coverage Ratio          Applicable Margin for LIBOR Advances     Applicable Margin for Base Rate Advances
-----------------------------------------------------------------------------------------------------------------------------------
I           Greater than or equal to 5.50                      3.00%                                        1.25%
            to 1.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
II          Greater than or equal to 4.75                      2.75%                                        1.00%
            to 1.00 but less than 5.50 to
            1.00
-----------------------------------------------------------------------------------------------------------------------------------
III         Greater than or equal to 4.00                      2.50%                                        0.75%
            to 1.00 but less than 4.75 to
            1.00
-----------------------------------------------------------------------------------------------------------------------------------
IV          Greater than or equal to 3.25                      2.25%                                        0.50%
            to 1.00 but less than 4.00 to
            1.00
-----------------------------------------------------------------------------------------------------------------------------------
V           Greater than or equal to 2.50                      2.00%                                        0.25%
            to 1.00 but less than 3.25 to
            1.00
-----------------------------------------------------------------------------------------------------------------------------------
VI          Less than 2.50 to 1.00                             1.75%                                        0.00%
-----------------------------------------------------------------------------------------------------------------------------------

Each change in the Applicable Margin resulting from a change in the Funded Debt Coverage Ratio shall be effective with respect to outstanding Loans from and after the date that is ten (10) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 7.07(a), (b), and (c), as applicable, indicating such change, until the date that is ten (10) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is ten (10) Business Days after delivery by Interface of its financial statements for the fourth fiscal quarter of its 2001 fiscal year pursuant to
Section 7.07(b), the Applicable Margin shall be based on Level I, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 7.07(a), (b), and (c), as applicable, the Applicable Margin shall be based on Level I.

         "Appropriate Co-Agent" shall mean (i) with respect to matters relating to the Multicurrency Syndicated Loans and the Multicurrency Letters of Credit, the Multicurrency Agent, and (ii) with respect to matters relating to the Domestic Revolving Loans, the Domestic Letters of Credit, and all other matters not described in the preceding clause (i), the Domestic Agent.

         "Arrangers" shall mean, collectively, First Union Securities, Inc. and SunTrust Capital Markets, Inc.

         "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including, without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Interface of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than (i) sales of inventory made in the ordinary course of business of any Consolidated Company and (ii) sales of accounts receivables (or undivided ownership interests therein) of a Consolidated Company pursuant to the Accounts Receivable Facilities.

         "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any limited liability company or partnership or any Foreign Subsidiary) of such Consolidated Company.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

         "Bank One" shall mean Bank One, NA (formerly The First National Bank of Chicago), a national banking association, and its successors.

         "Bank One Receivables Facility" shall have the meaning assigned thereto in the definition of "Accounts Receivable Facilities".

         "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

         "Base Rate" shall mean, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Advance" shall mean an Advance made or outstanding as a Domestic Revolving Loan bearing interest based on the Base Rate.

         "Borrower Pledge and Security Agreement" shall mean the Borrower Pledge and Security Agreement executed and delivered by Interface in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13 of the Existing Credit Agreement, in each case in form and substance satisfactory to the Required Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Borrowers" shall mean, (i) with respect to the Domestic Revolving Loans, Interface, and (ii) collectively, with respect to the Multicurrency Syndicated Loans, Interface, Europe B.V., Europe Limited, and all Additional Multicurrency Borrowers, and their respective successors and permitted assigns.

         "Borrowing" shall mean the incurrence by any Borrower under any Facility of Advances of one Type and in the same Agreed Currency (and, with respect to any LIBOR Advance, concurrently having the same Interest Period) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of (a) eighty percent (80%) of the face amount of Eligible Domestic Accounts, plus

(b) fifty percent (50%) of the net book value of Eligible Domestic Inventory, plus (c) the applicable PP&E Percentage of the net book value of Eligible Domestic PP&E in each case as set forth in the most recent Borrowing Base Certificate delivered to the Lender in accordance with the terms of Section 7.07(d). For the purposes hereof, "PP&E Percentage" shall mean during any Fiscal Year of Interface shown below, the applicable percentage determined from the chart set forth below:

                                                                                        Applicable PP&E
                                                                                          Percentage
         Period
         ------                                                                         ---------------
         Fiscal Year 2002                                                                      25%
         Fiscal Year 2003                                                                      20%
         Fiscal Year 2004                                                                      15%
         Fiscal Year 2005                                                                      10%
         Fiscal Year 2006 (if applicable)                                                       5%
         Fiscal Year 2007 and thereafter (if applicable)                                        0%

         "Borrowing Base Certificate" shall have the meaning assigned thereto in
Section 7.07(d).

         "Borrowing Limit" shall mean, on any date of determination, the sum of
(i) the lesser of (A) the total Domestic Syndicated Loan Commitments of all Lenders as of such date and (B) the Borrowing Base as of such date less (ii) the Reserve Amount as of such date.

         "Business Day" shall mean (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Advance, any day (A) that is a Business Day described in clause (i) and that is also a day for trading by and between banks in deposits for the applicable Agreed Currency in the London interbank market and (B) on which banks are open for the conduct of their domestic and international banking business in the place where the Multicurrency Agent (or the Multicurrency Agent's Correspondent) shall make available Loans in such Agreed Currency. Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in the Euro, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York, New York and prime banks in London generally provide quotations for deposits denominated in the Euro.

         "Capital Expenditures" shall mean, for any period, the sum of (i) expenditures (whether paid in cash or accrued as a liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.

         "Capital Securities" shall mean, with respect to any Person, all common, preferred, and other shares of capital stock, partnership and limited liability company interests, participations, and other ownership and equity interests and their equivalents (however designated, and whether voting or non-voting) of such Person's capital or other equity, whether now outstanding or hereafter issued.

         "Capital Stock" shall mean, with respect to any Person, all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Change in Control" shall mean the occurrence of any of the following events:

                  (1) a "Change in Control" shall have occurred under the Senior Subordinated Notes Indenture;

                  (2) so long as the holders of Interface's Class B Common Stock are entitled to elect a majority of Interface's board of directors, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of Interface's Class B Common Stock;

                  (3) at any time, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of Interface;

                  (4) Interface consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Interface, in any such event pursuant to a transaction in which the outstanding Voting Stock of Interface is converted into or exchanged for cash, securities or other property, other than any such transaction where

                           (a) the outstanding Voting Stock of Interface is
                  converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by Interface pursuant to
                  Section 8.04, or a combination thereof, and

                           (b) immediately after such transaction no "person" or
                  "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation;

                  (5) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Interface (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Interface was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Interface then in office; or

                  (6) Interface is liquidated or dissolved or adopts a plan of liquidation.

         "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

         "Closing Date" shall mean the date of this Agreement or such later Business Day upon which each condition described in Section 5.01 shall be satisfied or waived in all respects in a manner acceptable to the Required Lenders, in their sole discretion.

         "Collateral" shall have the meaning assigned thereto in the Security Documents.

         "Collateral Agent" shall mean SunTrust in its capacity as collateral agent for the Lenders and the other Secured Parties.

         "Commitment" shall mean (i) for any Lender at any time, any of its Domestic Syndicated Loan Commitment or Multicurrency Syndicated Loan Commitment and (ii) for the Domestic Swing Line Lender at any time, its Domestic Swing Line Commitment.

         "Consolidated Adjusted EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) Consolidated EBITDA for such period, plus (or minus if the Adjusting EBITDA referred to in the following clause (ii) shall be a negative number) (ii) the Adjusting EBITDA for such period for each Acquired Entity acquired at any time after the beginning of such fiscal period (but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (i) above), minus (or plus if the Adjusting EBITDA referred to in the following clause (iii) is a negative number) (iii) the Adjusting EBITDA for such period for each Divested Entity sold or otherwise disposed of at any time after the beginning of such fiscal period (but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (i) above).

         "Consolidated Companies" shall mean, collectively, Interface and all of its Subsidiaries.

         "Consolidated EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) the sum for such fiscal period of Consolidated Net Income
(Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss) for such period, (A) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period), (B) Consolidated Interest Expense, (C) amortization of goodwill and deferred financing costs and (D) depreciation expense in conformity with GAAP, minus (ii) any non-recurring gains (or plus any non-recurring losses) for such period and minus (iii) the gain (or plus the loss) for such period attributable to the sale of any assets outside the ordinary course of business.

         "Consolidated Interest Expense" shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all net payments pursuant to Interest Rate Contracts, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Interface, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Acquired Entity accrued prior to the date of the acquisition thereof, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

         "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Interface, excluding (i) the effects of foreign currency translation adjustments under FASB 52 as in effect from time to time, (ii) the effects of goodwill adjustments under FASB 142 as in effect from time to time, and (iii) after-tax gains on the sales of assets outside the ordinary course of business of the Consolidated Companies and any after-tax gains with respect to pension reversions, in any case with respect to (i), (ii) and (iii) above, as such adjustments or gains occur after December 30, 2001.

         "Consolidated Total Liabilities" shall mean, as at any date of determination, total liabilities of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Contribution Agreement" shall mean the Amended and Restated Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit O attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Control Agreements" shall mean, collectively, the agreements entered into by the various Credit Parties granting to the Collateral Agent for the benefit of the Secured Parties control of those portions of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper so as to perfect the Collateral Agent's security interest therein, in each case in form and substance satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Copyright Security Agreement" shall mean each Copyright Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of
Section 7.13 of the Existing Credit Agreement or Section 7.13 of this Agreement, in the form required by the terms of any Security Agreement, in each case as amended, supplemented, restated or otherwise modified from time to time.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreement, the Guaranty Agreements, the Agreement Regarding Post-Closing Matters, the IRB Collateral Documents, the Master Acknowledgement Agreement and all other Security Documents.

         "Credit Parties" shall mean, collectively, each of the Borrowers, the Guarantors, and the L/C Account Parties (including all Persons that are currently Borrowers, Guarantors, and L/C Account Parties and all Persons who may at any time in the future become Borrowers, Guarantors, or L/C Account Parties), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

         "Currency Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Divested Entity" shall mean the assets, in the case of a sale or other disposition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of a sale or other disposition of capital stock or other equity interests of a business, sold or otherwise disposed of by Interface or any other Consolidated Company pursuant to a transaction permitted by this Agreement.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean, (i) with respect to any monetary amount in Dollars, the amount thereof and (ii) with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such currency involved in such computation into Dollars calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency Agent for the purchase of Dollars with the applicable currency as quoted by the Multicurrency Agent for such currency on the London market at the relevant time on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

         "Domestic Accounts" shall mean, collectively with respect to any Domestic Credit Party, all rights to payment for goods sold or leased or for services rendered or to be rendered by such Domestic Credit Party, whether or not earned by performance, and all sums of money or other proceeds due or becoming due thereon, including, without limitation, all "accounts" (as defined in the UCC) of such Domestic Credit Party, whether secured or unsecured, now existing or hereafter created.

         "Domestic Agent" shall mean First Union, acting in the manner and to the extent described in Article X, and any successor domestic agent appointed pursuant to Article X hereof.

         "Domestic Credit Party" shall mean Interface or any Guarantor.

         "Domestic Inventory" shall mean, collectively with respect to any Domestic Credit Party, all "inventory" as defined in the UCC of such Domestic Credit Party located in the United States, including, without limitation, all goods manufactured or acquired for sale or lease and all raw materials, work-in-process and finished goods, and all supplies and goods, used or consumed in the operation of the business of such Domestic Credit Party, whether now or hereafter acquired, located in the United States.

         "Domestic L/C Issuer" shall mean (a) with respect to Domestic Letters of Credit issued hereunder on or after the Closing Date, First Union and its successors and assigns and (b) with respect to the Existing Domestic Letters of Credit, SunTrust Bank.

         "Domestic L/C Subcommitment" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time pursuant to the terms of this Agreement and the Letter of Credit Agreement. The aggregate amount of the Domestic L/C Subcommitments for all Lenders shall equal the lesser of (i) Fifteen Million Dollars ($15,000,000) and (ii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The Domestic L/C Subcommitment shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

         "Domestic Letter of Credit" shall mean (i) any letter of credit issued by the Domestic L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit Agreement, as the same may be amended, extended or re-issued from time to time and (ii) any Existing Domestic Letter of Credit.

         "Domestic Revolving Loans" shall mean, collectively, all Domestic Syndicated Loans and all Domestic Swing Line Loans.

         "Domestic Swing Line Advance" shall mean a Borrowing pursuant to
Section 2.05 consisting of a Domestic Swing Line Loan made by the Domestic Swing Line Lender to Interface on the same date.

         "Domestic Swing Line Borrowing Notice" shall mean the notice given by Interface to the Domestic Agent requesting a Domestic Swing Line Advance as provided in Section 2.05(c).

         "Domestic Swing Line Commitment" shall mean the commitment of the Domestic Swing Line Lender to make Domestic Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) the total Domestic Syndicated Loan Commitments (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The Domestic Swing Line Commitment shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

         "Domestic Swing Line Facility" shall mean the credit facility described in Section 2.05.

         "Domestic Swing Line Lender" shall mean First Union or any subsequent Lender extending to Interface the Domestic Swing Line Commitment hereunder.

         "Domestic Swing Line Loans" shall mean, collectively, the loans made to Interface in Dollars by the Domestic Swing Line Lender pursuant to Section 2.05.

         "Domestic Swing Line Note" shall mean the promissory note evidencing the Domestic Swing Line Loans substantially in the form of Exhibit P and duly completed in accordance with the terms hereof.

         "Domestic Syndicated Advance" shall mean a Borrowing pursuant to
Section 2.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Lenders to Interface at the same time, on the same interest rate basis and, if made as a LIBOR Advance, for the same Interest Period.

         "Domestic Syndicated Borrowing" shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

         "Domestic Syndicated Borrowing Notice" shall mean the notice given by Interface to the Domestic Agent requesting one or more Domestic Syndicated Advances as provided in Section 2.02(c).

         "Domestic Syndicated Facility" shall mean the credit facility made available by the Lenders to Interface as described in Section 2.02(a).

         "Domestic Syndicated Loan Commitment" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 11.06, any amendment thereof pursuant to Section 11.02, or as otherwise provided in this Agreement. As of the date of this Agreement, the aggregate amount of the Domestic Syndicated Loan Commitments for all Lenders is One Hundred Million Dollars ($100,000,000).

         "Domestic Syndicated Loans" shall mean, collectively, the loans made to Interface in Dollars by the Lenders pursuant to Section 2.02.

         "Domestic Syndicated Notes" shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as Exhibit B duly completed in accordance with the terms hereof.

         "Eligible Assignee" shall mean any financial institution reasonably acceptable to Interface and the Co-Agents.

         "Eligible Currency" shall mean any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) that is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Multicurrency Agent, no longer readily available or freely traded, or (z) in the determination of the Multicurrency Agent, an Equivalent Amount of such currency is not readily calculable, the Multicurrency Agent shall promptly notify the Lenders and Interface, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Multicurrency Agent, the applicable Multicurrency Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article III.

         "Eligible Domestic Accounts" shall mean all Domestic Accounts created or acquired by any Domestic Credit Party which satisfy and continue to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

                  (i) Each warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Accounts in general or to any specific Domestic Account remains true and correct in all material respects with respect to such Domestic Accounts;

                  (ii) The Domestic Account is a bona fide existing obligation of the named Account Debtor arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of such Domestic Credit Party's business and is owing to such Domestic Credit Party and is not contingent for any reason (except as may otherwise be permitted by this definition), and such Domestic Credit Party has lawful and absolute title to such Domestic Account and the unqualified right to assign and grant a security interest therein to the Collateral Agent;

                  (iii) The subject merchandise has been shipped or delivered or the service has been rendered on open account to the named Account Debtor on an absolute sale basis and not on consignment or on approval or on a sale or return basis or subject to any other repurchase or return agreement and no material part of the merchandise has been returned;

                  (iv) The Domestic Account is not evidenced by chattel paper or an instrument (each as defined in the UCC) of any kind, unless such chattel paper or instrument is duly endorsed to and is in the possession of the Collateral Agent;

                  (v) The Domestic Account is a valid, legally enforceable obligation of the Account Debtor and no material offset (including, without limitation, discounts, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted); provided that any such Domestic Account shall be ineligible only to the extent of any such offset, defense or claim (the value of which shall be determined by the Agents in their reasonable discretion);

                  (vi) The Domestic Account is not subject to any Lien, except for the Collateral Agent's first priority perfected Lien, and a currently effective UCC financing statement filed by the Collateral Agent against such Domestic Credit Party covering such Domestic Account is on file in all appropriate filing locations for such Domestic Credit Party and such Domestic Account;

                  (vii) The Domestic Account is evidenced by an invoice in form acceptable to the Agents and has not remained unpaid for a period exceeding the lesser of (A) one hundred twenty (120) days from the date of such invoice, or (B) sixty
         (60) days from the due date of such invoice;

                  (viii) The Account Debtor is solvent and not the subject of any bankruptcy or insolvency proceeding of any kind and the Agents, in their reasonable judgement, have not determined that such Domestic Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (ix) The Domestic Account does not arise out of transactions with an employee, officer, agent, director or other Affiliate of such Domestic Credit Party;

                  (x) The Domestic Account is not due from an Account Debtor whose indebtedness to such Domestic Credit Party on Domestic Accounts that are unpaid more than the lesser of (A) ninety (90) days from the date of such invoices, or (B) sixty (60) days from the due date of such invoices, exceeds fifty percent (50%) of such Account Debtor's total indebtedness to such Domestic Credit Party;

                  (xi) The Agents and the Lenders shall not be subjected to any material adverse tax consequences (other than taxes measured by the income of the Agents and the Lenders) as a result of taking any enforcement action or lending against such Domestic Account;

                  (xii) If the Domestic Account is due from an Account Debtor whose total indebtedness to such Domestic Credit Party in the aggregate on Domestic Accounts exceeds ten percent (10%) of the aggregate amount of such Domestic Credit Party's Eligible Domestic Accounts, such Domestic Accounts are not Eligible Domestic Accounts to the extent of such excess; and

                  (xiii) The Domestic Account has not been, or is not subject to being, sold to Interface SPC or any other special purpose entity pursuant to a receivables financing transaction (including, without limitation, the Accounts Receivable Facilities).

         "Eligible Domestic Inventory" shall mean all Domestic Inventory of any Domestic Credit Party which satisfies and continues to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

                  (i) Any warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Inventory in general or to any specific Domestic Inventory remains true and correct in all material respects with respect to such Domestic Inventory;

                  (ii) The Domestic Inventory of such Domestic Credit Party is
         (A) located at the place of business of such Domestic Credit Party set forth or referenced in the Security Agreement with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents or (B) located at such other place of business which is reported to the Collateral Agent pursuant to the Security

         Documents and with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents or (C) in transit in the ordinary course of business from one such place of business to another such place of business;

                  (iii) If such Domestic Inventory is located in a public warehouse or at a leased location, such Domestic Credit Party shall have complied with all applicable terms and provisions of the Security Documents with respect thereto;

                  (iv) Such Domestic Inventory is not a work-in-process (but rather consists of either raw materials or finished products);

                  (v) Such Domestic Inventory does not consist of returned goods not saleable in the ordinary course of business;

                  (vi) Such Domestic Inventory is not under consignment to or from any Person;

                  (vii) Such Domestic Inventory is of good and merchantable quality (including raw materials and finished products which are of good and merchantable quality), free from defects which would materially and adversely affect the market value thereof and is subject to satisfactory internal control and management procedures;

                  (viii) Such Domestic Inventory meets in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Domestic Inventory, its use or sale, and is either currently useable or currently saleable in the normal course of such Domestic Credit Party's business;

                  (ix) Such Domestic Inventory is not obsolete or currently unfit for use or sale in the ordinary course of the business of such Domestic Credit Party;

                  (x) Such Domestic Inventory is located in the United States;

                  (xi) Such Domestic Inventory is not subject to any Lien except for the Collateral Agent's first priority perfected Lien, and a currently effective UCC financing statement filed by the Collateral Agent against such Domestic Credit Party covering such Domestic Inventory is on file in all appropriate filing locations for such Domestic Credit Party and such Domestic Inventory; and

                  (xii) If such Domestic Inventory has been purchased with a trade letter of credit, such trade letter of credit has been paid in full.

         "Eligible Domestic PP&E" shall mean the net book value of all property, plant and equipment of the Domestic Credit Parties determined in accordance with GAAP and as reflected on the most recent financial statements of the Consolidated Parties delivered pursuant to Section 7.07; provided that (i) such property, plant and equipment is located in the United States and (ii) such property, plant and equipment is not subject to any Lien except for the

Collateral Agent's first priority perfected Lien (other than Liens permitted under Sections 8.02(c) and (d)), and a currently effective UCC financing statement, mortgage or other applicable filing by the Collateral Agent against such Domestic Credit Party covering such property, plant and equipment is on file in all appropriate filing locations for such Domestic Credit Party's places of business and records concerning such property, plant and equipment.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by governmental authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local hindrance laws (including, without limitation "hinderwet") or regulations and the specific terms of hindrance licenses granted to the Heuga Entities and with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses (including, without limitation, "bouwvergunningen").

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency

Agent for such other currency at the relevant time on the date of determination on or as of which such amount is to be determined or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "Euro" and/or "EUR" shall mean the euro referred to in Council Regulations (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency Advance" shall mean an Advance made or outstanding in a Foreign Currency as a Multicurrency Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

         "Eurodollar Advance" shall mean an Advance made or outstanding in Dollars as a Domestic Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

         "Eurodollar Reserve Percentage" shall mean, for any day with respect to any LIBOR Advance, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "European Intercompany Loans and Investments" shall mean, collectively, the following series of related transactions to be entered into by the following Consolidated Companies on or before June 30, 2002: (i) the making of an Intercompany Loan on the Closing Date by Interface to Europe B.V. (or a Subsidiary thereof) in an amount equal to the aggregate outstanding principal balance as of such date of the Multicurrency Revolving Loans made to Europe B.V. under the Existing Credit Agreement, (ii) the making of an Investment on or before June 30, 2002 by Interface in Interface Global Holdings ApS ("Global Holdings"), a Danish corporation and a Foreign Subsidiary of Interface, in an amount of up to $35,000,000, (iii) the use by Global Holdings of the proceeds of the Investment described in clause (ii) above to make an Investment on or before June 30, 2002 in Europe Limited in the same amount, (iv) the use by Europe Limited of all of the proceeds of the Investment described in clause (iii) above to repay on or before June 30, 2002 an Intercompany Loan owing by it to Europe B.V. (or a Subsidiary thereof), and (v) the use by Europe B.V. (or a Subsidiary thereof) of all of the proceeds of the Intercompany Loan repayment described in clause (iv) above to repay on or before June 30, 2002 a portion of the Intercompany Loan described in clause (i) above.

         "Europe B.V." shall mean Interface Europe B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands, its successors and permitted assigns.

         "Europe Limited" shall mean Interface Europe Limited (formerly Interface Flooring Systems Limited), a private company limited by shares organized and existing under the laws of England and Wales, its successors and permitted assigns.

         "Event of Default" shall have the meaning provided in Article IX.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Existing Credit Agreement" shall have the meaning assigned thereto in the Statement of Purpose.

         "Existing Domestic Letters of Credit" means those letters of credit issued by SunTrust Bank for the account of an L/C Account Party and existing on the Closing Date and identified on Schedule 1.1(b).

         "Existing Senior Notes" shall mean the unsecured Senior Notes due 2008 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $150,000,000, as more particularly described in the Existing Senior Notes Indenture, and any unsecured senior notes issued by Interface, and guaranteed by such Subsidiaries of Interface, in an aggregate principal amount not to exceed $150,000,000 representing a refinancing or replacement of such Existing Senior Notes, having a maturity not earlier than that of such Existing Senior Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Existing Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "Existing Senior Notes Indenture" shall mean the Indenture dated as of April 3, 1998, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and First Union National Bank, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Extensions of Credit" shall mean an amount equal to the sum of (i) the aggregate principal amount of all outstanding Loans and (ii) the Aggregate L/C Outstandings.

         "FASB-52" shall mean Financial Accounting Standards Board Statement No. 52, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to translation of foreign currencies.

         "FASB-142" shall mean Financial Accounting Standards Board Statement
No.

142, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to goodwill adjustments.

         "Facility" or "Facilities" shall mean the credit facilities made available to the Borrowers pursuant to the Domestic Syndicated Loan Commitments, the Domestic Swing Line Commitment or the Multicurrency Syndicated Loan Commitments, as the context may indicate.

         "Federal Funds Rate" shall mean, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Domestic Agent or the Multicurrency Agent, as applicable, and confirmed in Federal Reserve Board Statistical Release H.15
(519) or any successor or substitute publication selected by the Domestic Agent or the Multicurrency Agent, as applicable. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Domestic Agent or the Multicurrency Agent, as applicable, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Eastern time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

         "First Union" shall mean First Union National Bank, a national banking association, and its successors.

         "Foreign Currency" shall mean (i) Euros, (ii) so long as such currencies remain Eligible Currencies, British pounds sterling and Japanese yen, and (iii) any other Eligible Currency which Interface requests the Multicurrency Agent to include as a Foreign Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (ii) above shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "Japanese yen" shall mean the lawful currency of Japan.

         "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

         "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus (i) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus (ii) the amount of aggregate "Capital" (as such term is used in the Bank One Receivables Facility) from time to time as existing under the Bank One Receivables Facility, and the comparable amount from time to time as existing under any replacement Accounts Receivable Facility.

         "Funded Debt Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (i) Funded Debt as of such day, to
(ii) the sum of Consolidated Adjusted EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Grantors" shall have the meaning assigned thereto in the applicable Security Documents (including any other Person which becomes a Grantor under any of the Security Documents).

         "Guarantors" shall mean, collectively, (i) Bentley Mills, Inc., a Delaware corporation, Bentley Royalty Company, a Nevada corporation, Chatham, Inc., a North Carolina corporation, Chatham Marketing Co., a North Carolina corporation, Commercial Flooring Systems, Inc., a Pennsylvania corporation, Flooring Consultants, Inc., an Arizona corporation, Guilford of Maine, Inc., a Nevada corporation, Guilford of Maine Finishing Services, Inc., a Nevada corporation, Guilford of Maine Marketing Co., a Nevada corporation, Intek, Inc., a Georgia corporation, Intek Marketing Co., a Nevada corporation, Interface Americas, Inc., a Georgia corporation, Interface Americas Holdings, Inc., a Georgia corporation, Interface Americas Re:Source Technologies, Inc., a Georgia corporation, Interface Architectural Resources, Inc., a Michigan corporation, Interface Fabrics Group, Inc., a Delaware corporation, Interface Flooring Systems, Inc., a Georgia corporation, Interface Licensing Company, a Nevada corporation, Interface Overseas Holdings, Inc., a Georgia corporation, Interface Real Estate Holdings, LLC, a Georgia limited liability company, Interface Royalty Company, a Nevada corporation, Pandel, Inc., a Georgia corporation, Prince Street Royalty Company, a Nevada corporation, Quaker City International, Inc., a Pennsylvania corporation, Re:Source Americas Enterprises, Inc., a Georgia corporation, Re:Source Massachusetts Floor Covering, Inc., a Massachusetts corporation, Re:Source New Jersey, Inc., a New Jersey corporation, Re:Source New York, Inc., a New York corporation, Re:Source Washington, D.C., Inc., a Virginia corporation, Superior/Reiser Flooring Resources, Inc., a Texas corporation, and Toltec Fabrics, Inc., a Georgia corporation, (ii) all other Material Subsidiaries (other than Interface SPC) that are not Foreign Subsidiaries, and (iii) all other Subsidiaries of Interface that are or become guarantors of the Senior Notes or Senior Subordinated Notes, and the respective successors and permitted assigns of all Persons described in the foregoing clauses (i) through (iii).

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness of another Person, including without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreements" shall mean, collectively, the Third Amended and Restated Interface Guaranty Agreement and the Third Amended and Restated Subsidiary Guaranty Agreement executed by the Guarantors in favor of the Lenders and the Co-Agents, attached hereto as Exhibits K-1 and K-2, respectively, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Guilford Equipment Lease" shall mean the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate original amount (acquisition costs) of not more than $21,000,000 and in an aggregate current amount (acquisition costs) of not more than $6,100,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing); provided that from and after the Closing Date the aggregate amount (acquisition costs) of the Guilford Equipment Lease may not exceed $6,100,000 at any time.

         "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

         "Hedging Obligations" shall have the meaning assigned thereto in the definition of "Obligations".

         "Hedging Agreements" shall mean the collective reference to Currency Contracts and Interest Rate Contracts or similar agreements or combinations thereof.

         "Heuga Entities" shall mean Interface Europe B.V. (formerly Interface Heuga B.V.) and all Subsidiaries of Interface Europe B.V.

         "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such

Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments),
(ii) all rental obligations under leases required to be capitalized under GAAP or under Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), (iii) all Guaranties of such Person (including, without limitation, all guaranties of Indebtedness referred to in this definition of such Person) and all reimbursement obligations of such Person in respect of letters of credit issued for its account, (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed, (v) all net payment obligations or other liabilities under Hedging Agreements, and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indemnity Agreement" shall mean the Amended and Restated Indemnification Agreement executed by Interface in favor of the Lenders and the Co-Agents, attached hereto as Exhibit U, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Intercompany Loan Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

         "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 6.18 (and specifically designated as Intercompany Loans on such Schedule 6.18) and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 8.01(h) or as may otherwise be approved in writing by the Co-Agents; provided that the advances made pursuant to the Receivables Subordinated Notes shall not constitute Intercompany Loans.

         "Interest Coverage Ratio" shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense.

         "Interest Period" shall have the meaning set forth in Section 4.04.

         "Interest Rate Contracts" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

         "Interface" shall mean Interface, Inc., a Georgia corporation, its successors and permitted assigns.

         "Interface SPC" shall mean Interface Securitization Corporation, a Delaware corporation, or any other Consolidated Company organized as a special purpose entity (i) to acquire accounts receivable from Interface and/or any Consolidated Company pursuant to an Accounts Receivable Facility, and (ii) to sell, convey or otherwise transfer such accounts receivable, any interests therein and any assets related thereto, to one or more financing entities under such Accounts Receivable Facility.

         "Interface Control Debt" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or any Security Document of Interface delivered pursuant to this Agreement.

         "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

         "IRB Collateral Documents" shall mean, collectively, the mortgages, deeds of trust, deeds to secure debt, assignments of leases, security agreements, pledge agreements, and other security and collateral documents securing the obligations of any L/C Account Parties in respect of Domestic Letters of Credit issued by the Domestic L/C Issuer for the account of such parties in support of industrial development revenue bonds.

         "L/C Account Party" shall mean any Consolidated Company for whose account a Letter of Credit has been issued pursuant to the Letter of Credit Agreement.

         "L/C Cash Collateral Account" shall mean the cash collateral account established pursuant to the L/C Cash Collateral Assignment (and designated thereunder as the L/C Cash Collateral Account) in favor of the Collateral Agent.

         "L/C Cash Collateral Assignment" shall mean the Third Amended and Restated L/C Cash Collateral Assignment Agreement among those Consolidated Companies that are parties to the Letter of Credit Agreement and the Collateral Agent, attached hereto as Exhibit M, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time.

         "L/C Issuer" shall mean a Domestic L/C Issuer or a Multicurrency L/C Issuer, as the case may be.

         "L/C Outstandings" shall mean, as at any date of determination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, plus (ii) the aggregate amount of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

         "L/C Subcommitment" shall mean, at any time, the Domestic L/C Subcommitment or the Multicurrency L/C Subcommitment, as the case may be.

         "Lender" or "Lenders" shall mean the banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 11.06(c).

         "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrowers and the Co-Agents with respect to each Type of Loan.

         "Letter of Credit" shall mean any Domestic Letter of Credit or Multicurrency Letter of Credit, as the case may be.

         "Letter of Credit Agreement" shall mean the Fourth Amended and Restated Letter of Credit Agreement among Interface, Interface Fabrics Group, Inc., Interface Flooring Systems, Inc., Interface Architectural Resources, Inc., Europe B.V., Europe Limited, the Domestic L/C Issuer, the Multicurrency L/C Issuer, the Lenders, the Domestic Agent, the Multicurrency Agent, and the Collateral Agent, substantially in the form of Exhibit L, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time.

         "LIBOR" shall mean the rate of interest per annum determined on the basis of the rate for deposits in the Agreed Currency in which the applicable LIBOR Advance is denominated for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 or the applicable Reuters Screen Page, as determined by the Appropriate Co-Agent in its sole discretion, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750 or the applicable Reuters Screen Page, then "LIBOR" shall be determined by the Appropriate Co-Agent to be the arithmetic average of the rate per annum at which deposits in the Agreed Currency in which the applicable Loan is denominated would be offered by first class banks in the London interbank market to the Appropriate Co-Agent (or the Multicurrency Agent's Correspondent) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Appropriate Co-Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Advance" shall mean (i) a Eurodollar Advance, or (ii) a Eurocurrency Advance.

         "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Loans" shall mean, collectively, the Domestic Syndicated Loans, the Domestic Swing Line Loans and the Multicurrency Syndicated Loans.

         "Mandatory Cost Rate" means an addition to the interest rate on any Multicurrency Syndicated Loan made by any Lender to compensate such Lender for the cost imputed to such Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (or other Governmental Authorities of the United Kingdom) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or fees to the Financial Services Authority calculated by reference to liabilities used to fund the Multicurrency Syndicated Loans, expressed as a rate per annum and determined pursuant to the formula set forth on Schedule 1.1(c) hereto.

         "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Master Acknowledgement Agreement" shall mean the Master
Acknowledgement Agreement dated as of the date hereof executed by the Domestic Credit Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Material Company" shall mean (i) Interface, (ii) each Material Subsidiary, and (iii) each corporation, joint venture, partnership, limited liability company, association, or other business entity in which one or more of the Consolidated Companies is a shareholder, partner, party, or member, and as to which such Consolidated Company or Companies has become liable, either by agreement, by operation of law, or otherwise, for obligations and liabilities thereof in an aggregate amount greater than $10,000,000.

         "Material Subsidiary" shall mean (i) each Credit Party other than Interface, and (ii) each other Subsidiary of Interface, now existing or hereafter established or acquired, that at any time prior to the Maturity Date has or acquires total assets in excess of $10,000,000, or that holds any assets material to the operations or business of another Material Subsidiary.

         "Materially Adverse Effect" shall mean (i) any materially adverse change in (A) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole or (B) the ability of Interface and the other Credit Parties to perform their respective obligations under the Credit Documents or (ii) any materially adverse effect on the rights and remedies of the Co-Agents, the Collateral Agent and the Lenders under the Credit Documents.

         "Maturity Date" shall mean the earlier of (i) May 15, 2005 (the "Stated Maturity Date"), and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX; provided that the Stated Maturity Date shall be automatically extended to the date that is five (5) years from the Closing Date if on the Stated Maturity Date (A) the outstanding principal amount of the Senior Subordinated Notes is less than or equal to $50,000,000 on such date and (B) the availability under the Domestic Syndicated Facility exceeds the principal amount of the Senior Subordinated Notes outstanding on such date.

         "Mortgage" shall mean each mortgage, deed of trust, deed to secure debt, and other agreement or instrument executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13 of the Existing Credit Agreement or
Section 7.13 of this Agreement, in form and substance satisfactory to the Required Lenders, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, restated or otherwise modified from time to time.

         "Multicurrency Agent" shall mean First Union, acting in the manner and to the extent described in Article X, and any successor multicurrency agent appointed from time to time pursuant to Article X hereof.

         "Multicurrency Agent's Correspondent" shall mean First Union National Bank, London Branch, or any other financial institution designated by the Multicurrency Agent to act as its correspondent hereunder with respect to the distribution and payment of Multicurrency Syndicated Loans.

         "Multicurrency Borrowers" shall mean, collectively, Interface, Europe B.V., Europe Limited, and all Additional Multicurrency Borrowers.

         "Multicurrency L/C Issuer" shall First Union and its successors and assigns.

         "Multicurrency L/C Subcommitment" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time pursuant to the terms of this Agreement and the Letter of Credit Agreement. The aggregate amount of the Multicurrency L/C Subcommitments for all Lenders is equal to the lesser of (i) Five Million Dollars ($5,000,000), (ii) the total Multicurrency Syndicated Loan Commitments for all Lenders and (iii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement and the Letter of Credit Agreement). The Multicurrency L/C Subcommitment shall be a subcommitment of the total Multicurrency Syndicated Loan Commitments (which in turn is a subcommitment of the total Domestic Syndicated Loan Commitments).

         "Multicurrency Letter of Credit" shall mean any letter of credit issued by the Multicurrency L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit Agreement, as the same may be amended, extended or re-issued from time to time.

         "Multicurrency Syndicated Advance" shall mean a Borrowing pursuant to
Section 3.02 consisting of the aggregate amount of Multicurrency Syndicated Loans made by the Lenders to a Multicurrency Borrower at the same time, on the same interest rate basis and for the same Interest Period.

         "Multicurrency Syndicated Borrowing" shall mean a Borrowing consisting or to consist of a Multicurrency Syndicated Advance.

         "Multicurrency Syndicated Borrowing Notice" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent requesting one or more Multicurrency Syndicated Advances as provided in Section 3.02(c).

         "Multicurrency Syndicated Facility" shall mean the credit facility made available by the Lenders to the Multicurrency Borrowers as described in Section 3.02(a).

         "Multicurrency Syndicated Loan Commitments" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on
Schedule 1.1(a) hereto, as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any reduction thereof pursuant to Section 3.03, any assignment thereof pursuant to Section 11.06, any amendment thereof pursuant to Section 11.02 or as otherwise provided in this Agreement. The aggregate amount of the Multicurrency Syndicated Loan Commitments for all Lenders is equal to the lesser of (i) Fifty Million Dollars ($50,000,000) and (ii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The Multicurrency Syndicated Loan Commitments shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

         "Multicurrency Syndicated Loans" shall mean, collectively, the loans made to a Multicurrency Borrower in a Foreign Currency by the Lenders pursuant to Section 3.02.

         "Multicurrency Syndicated Notes" shall mean, collectively, the promissory notes evidencing the Multicurrency Syndicated Loans in the forms attached hereto as Exhibits C-1, C-2 and C-3, duly completed in accordance with the terms hereof.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds or another Consolidated Company enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen (18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six
(36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such Asset Sale.

         "Notes" shall mean, collectively, the Domestic Syndicated Notes, the Domestic Swing Line Note and the Multicurrency Syndicated Notes.

         "Notice of Domestic Conversion/Continuation" shall mean the notice given by Interface to the Domestic Agent in respect of the conversion or continuation of an outstanding Domestic Syndicated Borrowing as provided in
Section 2.02(e).

         "Notice of Multicurrency Continuation" shall mean a notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent in respect of the continuation of an outstanding Multicurrency Syndicated Borrowing pursuant to Section 3.02(e).

         "Obligations" shall mean all amounts owing to any Co-Agent, Lender, L/C Issuer, or the Collateral Agent pursuant to the terms of this Agreement, the Letter of Credit Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all existing or future payment and other obligations owing by any Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at time such Hedging Agreement is executed, (all such obligations with respect to all such Hedging Agreements, "Hedging Obligations"), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof. Notwithstanding any to the contrary contained herein or in any of the other Credit Documents, the Liens of the Collateral Agent under this Agreement and the other Credit Documents shall not secured any of the Hedging Obligations to the extent that a Lien with respect thereto is prohibited by the Existing Senior Notes Indenture, the Additional Senior Notes Indenture or the Senior Subordinated Notes Indenture.

         "Original Currency" shall have the meaning assigned thereto in Section 4.21(a).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Patent Security Agreement" shall mean each Patent Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the

Secured Parties pursuant to the requirements of Section 7.13 of the Existing Credit Agreement or Section 7.13 of this Agreement, in the form required by the terms of any Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Participating Lender" shall have the meaning specified for such term in the Letter of Credit Agreement.

         "Payment Office" shall mean (i) with respect to payments of principal and interest relating to Multicurrency Syndicated Loans and Multicurrency Letters of Credit, the office of the Multicurrency Agent's Correspondent (which office is specified in Section 11.01), or such other location as to which the Multicurrency Agent shall have given written notice to the Borrowers and its Co-Agent, and (ii) with respect to payments of principal, interest, fees or other amounts relating to the Domestic Revolving Loans, Domestic Letters of Credit, and all other Obligations (other than Hedging Obligations) not described in the preceding clause (i), the office specified in Section 11.01, or such other location as to which the Domestic Agent shall have given written notice to Interface and its Co-Agent.

         "Permitted Holder" shall mean any of (i) Ray C. Anderson, Daniel T. Hendrix, Michael D. Bertolucci, Brian L. DeMoura, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, and J. Smith Lanier, II and (ii) in the case of each individual referred to in the preceding clause
(i) for the purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

         "Permitted Liens" shall mean those Liens expressly permitted by Section 8.02.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

         "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Domestic Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Domestic Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Pro Rata Share" shall mean, with respect to each of the Domestic Syndicated Loan Commitments (including, without limitation, the Domestic L/C Subcommitments) and Multicurrency Syndicated Loan Commitments (including, without limitation, the Multicurrency L/C Subcommitments) of each Lender or Lender, as the case may be, and each Loan to be made by and each payment (including, without limitation, any payment of principal, Letter of Credit reimbursement obligation, interest or fees) to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth on Schedule 1.1(a) hereto, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

         "Receivables Subordinated Notes" shall mean any and all subordinated notes executed by Interface SPC from time to time in favor of Interface or any of the Consolidated Companies and evidencing advances made from time to time by Interface or any such Consolidated Companies to Interface SPC in connection with, and pursuant to the terms of, the Accounts Receivable Facilities, provided that the aggregate outstanding principal balance of such notes shall not at any time exceed $40,000,000.

         "Redeemable Capital Stock" shall mean any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Replacement Assets" shall mean properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that will be used in the business of Interface and the Consolidated Companies as existing on November 1, 1995 (or, after the repayment in full and the termination of the Senior Subordinated Notes, the Closing Date) or in businesses reasonably related thereto.

         "Required Lenders" shall mean, at any time, Lenders holding more than fifty percent (50%) of the aggregate amount of the Domestic Syndicated Loan Commitments or, if the Facilities have been terminated pursuant to Article IX, Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit.

         "Requirement of Law" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Amount" shall mean, on any date of determination, (i) before May 15, 2005, $0 and (ii) on and after May 15, 2005, the principal amount outstanding on the Senior Subordinated Notes on such date of determination.

         "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Secured Obligations" shall mean, collectively, (i) the Obligations as defined herein (other than Hedging Obligations to the extent that a Lien with respect thereto is prohibited by the Existing Senior Notes Indenture, the Additional Senior Notes Indenture or the Senior Subordinated Notes Indenture), and (ii) such other obligations as may be agreed to in writing by Interface, the Co-Agents and the Required Lenders as Secured Obligations for purposes of this Agreement and to be secured by the Security Documents.

         "Secured Parties" shall mean, collectively (i) the Co-Agents, the Collateral Agent, the Lenders, and their respective Affiliates that are parties to any of the Credit Documents, and (ii) such other Persons to which other Secured Obligations may be owed.

         "Security Agreements" shall mean, collectively, the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, or either of them, as the case may be.

         "Security Documents" shall mean, collectively, the Guaranty Agreements, the Indemnity Agreement, the Security Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Mortgages, the Control Agreements, the L/C Cash Collateral Assignment, the Master Acknowledgement Agreement and each other guaranty agreement, mortgage, deed of trust, deed to secure debt, security agreement, pledge agreement, collateral assignment, or other security or collateral document guaranteeing or securing the Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Senior Notes" shall mean, collectively, (i) the Existing Senior Notes,
(ii) the Additional Senior Notes and (iii) unsecured senior notes having a maturity not earlier than January 1, 2008, in an aggregate principal amount not to exceed $125,000,000, representing a refinancing or replacement of such Senior Subordinated Notes, having financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "Senior Secured Debt" shall mean the sum of (i) all Funded Debt (other than Subordinated Debt) which is secured by a Lien on any asset of any Consolidated Company.

         "Senior Secured Debt Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (i) Senior Secured Debt as of such day to (ii) the sum of

Consolidated Adjusted EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

         "Senior Subordinated Notes" shall mean, collectively, the unsecured Senior Subordinated Notes due 2005 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $125,000,000 as more particularly described in the Senior Subordinated Notes Indenture, together with any and all "Exchange Notes" (as defined in the Senior Subordinated Notes Indenture) issued to holders of such Senior Subordinated Notes in exchange therefor, and any Subordinated Debt in an aggregate principal amount not to exceed $125,000,000 representing a refinancing or replacement thereof having a maturity not earlier than that of such Senior Subordinated Notes, an interest rate not in excess of the interest rate in effect with respect to such Senior Subordinated Notes, subordination terms not less favorable in any material respect to holders of senior indebtedness than those subordination terms in effect with respect to the Senior Subordinated Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Subordinated Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "Senior Subordinated Notes Indenture" shall mean the Indenture dated as of November 15, 1995, by and among Interface, Bentley Mills, Inc., Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and First Union National Bank (f/k/a First Union National Bank of Georgia), pursuant to which Interface issued its Senior Subordinated Notes, as the same has been or may hereafter be amended and supplemented from time to time, and any subsequent Indenture entered into by Interface in respect of Subordinated Debt constituting a refinancing or replacement of such Senior Subordinated Notes as provided in the definition of the term "Senior Subordinated Notes" herein.

         "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

         "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act of 1933, as amended.

         "Subordinated Debt" shall mean (i) Indebtedness outstanding pursuant to the Senior Subordinated Notes, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Co-Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Co-Agents and the Required Lenders.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Pledge and Security Agreement" shall mean the Subsidiary Pledge and Security Agreement executed and delivered by each of the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13 of the Existing Credit Agreement and Section
7.13 of this Agreement, in form and substance satisfactory to the Required Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SunTrust" shall mean SunTrust Bank (formerly SunTrust Bank, Atlanta), a Georgia banking corporation, and its successors.

         "Syndication Agent" shall mean Citicorp North America, Inc. in its capacity as syndication agent for the Lenders.

         "Synthetic Lease Obligations" shall mean, collectively, all payment obligations of Interface or any of the Consolidated Companies pursuant to so-called "synthetic" leases not treated as capital leases under GAAP, but which are treated as financings under the Tax Code.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Trademark Security Agreement" shall mean each Trademark Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of
Section 7.13 of the Existing Credit Agreement or Section 7.13 of this Agreement, in the form required by the terms of any Security Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Type" of Borrowing shall mean a Borrowing made as a Base Rate Advance or LIBOR Advance, as the case may be.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia, as amended or modified from time to time.

                  "Voting Stock" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in
Section 7.09, Article VIII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 11.13.

                  SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

                  SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                  ARTICLE II.

                            DOMESTIC REVOLVING LOANS

                  SECTION 2.01. DESCRIPTION OF DOMESTIC REVOLVING CREDIT FACILITIES.

                  (a) Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of Interface a revolving credit facility pursuant to which such Lenders agree to make Domestic Syndicated Loans to Interface in accordance with Section 2.02, and (ii) the Domestic Swing Line Lender hereby establishes in favor of Interface a swing line credit facility pursuant to which the Domestic Swing Line Lender agrees to make Domestic Swing Line Loans to Interface in accordance with Section 2.05; provided, however, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may the aggregate principal amount of all outstanding Extensions of Credit exceed at any time the

Borrowing Limit.

                  (b) The parties hereto acknowledge and agree that the Domestic Swing Line Facility established pursuant to subsection (a)(ii) is a subfacility of the Domestic Syndicated Facility established pursuant to subsection (a)(i).

                  SECTION 2.02. DOMESTIC SYNDICATED LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to Interface, from time to time prior to the Maturity Date, Domestic Syndicated Loans; provided, however, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may the aggregate principal amount of all outstanding Domestic Syndicated Loans made by such Lender (after giving effect to any amount requested) exceed (i) such Lender's Domestic Syndicated Loan Commitment, minus (ii) such Lender's Pro Rata Share of all outstanding Domestic Swing Line Loans, minus (iii) such Lender's Pro Rata Share of all Aggregate Domestic L/C Outstandings minus (iv) such Lender's Pro Rata Share of all outstanding Multicurrency Syndicated Loans, minus (v) such Lender's Pro Rata Share of all Aggregate Multicurrency L/C Outstandings. Interface shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

                  (b) Each Domestic Syndicated Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $2,000,000 or a greater integral multiple of $500,000, provided that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $250,000, except to the extent otherwise provided with respect to Domestic Syndicated Loans made pursuant to Section 2.02(c)(ii). At no time shall the total number of Borrowings outstanding under this Section
2.02 and Section 3.02 exceed eight; provided that for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Section 2.02 shall be considered as one Borrowing.

                  (c) (i) Whenever Interface desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a "Domestic Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office (A) one Business Day prior to the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, and (B) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic

         Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the date of the Domestic Syndicated Borrowing (which shall be a Business
         Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance or Eurodollar Advance and, in the case of a Eurodollar Advance, the Interest Period to be applicable thereto.

                           (ii) Whenever there occurs any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Domestic L/C Issuer for the amount of such drawing with funds other than the proceeds of Domestic Syndicated Loans, (A) Interface shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and (B) each Lender shall, by 1:00 p.m. (Eastern time) on the date of the honoring of such drawing, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the Domestic L/C Issuer for the amount of such drawing (provided that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Sections 2.02(b) and 5.03 shall not be applicable to such Domestic Syndicated Borrowing).

                           (iii) Whenever there occurs any request or demand for payment under any Multicurrency Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Multicurrency Agent and the Multicurrency L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Multicurrency L/C Issuer for the amount of such drawing with funds other than the proceeds of Multicurrency Syndicated Loans, (A) Interface (on behalf of itself and the applicable Borrower) shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing (based upon the Dollar Equivalent thereof as of the date of such drawing) and (B) each Lender shall, by 1:00 p.m. (Eastern time) on the date of the honoring of such drawing, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing (based upon the Dollar Equivalent thereof as of the date of such drawing) and such Lender's Pro Rata Share, the proceeds of which shall be forwarded by the Domestic Agent to the Multicurrency Agent and applied directly by the Multicurrency Agent to reimburse the Multicurrency L/C Issuer for the amount of such drawing (provided that (1) solely for purposes of such Multicurrency Syndicated Borrowing, the conditions precedent set forth in Sections 2.02(b) and 5.03 shall not be applicable to such Domestic Syndicated Borrowing and (2) Interface shall pay to the Multicurrency Agent, the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion from the applicable Foreign Currency to Dollars).

                  (d) No later than 11:00 a.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), each Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to Interface the aggregate of the amounts (if any) so made available by the Lenders to the Domestic Agent in a timely manner by crediting such amounts to Interface's demand deposit account maintained with the Domestic Agent. If any Lender does not make such amount available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (e) (i) Whenever Interface desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made as a Base Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made as a Eurodollar Advance for a new Interest Period, it shall give the Domestic Agent (1) at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance and (2) at least one (1) Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Base Rate Advance. Such notice (each a "Notice of Domestic Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, and the Interest Period to be applicable thereto.

                           (ii) If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, Interface shall have failed, or pursuant to the following clause (iii) be unable, to deliver the Notice of Domestic Conversion/Continuation, Interface shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance.

                           (iii) So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Eurodollar Advance.

                           (iv) No conversion of any Domestic Syndicated Borrowing made as a Eurodollar Advance shall be permitted except on the last day of the Interest Period in respect thereof.

                  (f) Interface's obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Lender shall be evidenced by the records of the Domestic Agent and such Lender and by the Domestic Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Maturity Date.

                  SECTION 2.03. REDUCTIONS OF DOMESTIC SYNDICATED LOAN COMMITMENTS AND MANDATORY REPAYMENTS.

                  (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to reduce the Domestic Syndicated Loan Commitments, in part or in whole; provided that (i) any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders, (ii) any partial reduction pursuant to this Section 2.03 shall be in an amount of at least $2,000,000 and integral multiples of $500,000, and (iii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06, or (B) reduce the total Domestic Syndicated Loan Commitments to an amount less than the total outstanding Extensions of Credit. Furthermore, each such reduction of the Domestic Syndicated Loan Commitments shall permanently reduce on a pro rata basis the Multicurrency Syndicated Loan Commitments; provided that (i) any such reduction shall apply to reduce proportionately and permanently the Multicurrency Syndicated Loan Commitments of each of the Lenders and (ii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06, or (B) reduce the total Multicurrency Syndicated Loan Commitments to an amount less than the sum of the total outstanding Multicurrency Syndicated Loans and the total outstanding Aggregate Multicurrency L/C Outstandings

                  (b) If any Senior Note, any Senior Subordinated Note or any other Subordinated Debt having terms requiring prepayments or commitment reductions from any Asset Sales is outstanding or in effect, then:

                           (i) No mandatory permanent reductions in Commitments or mandatory prepayments shall be required pursuant to this Section 2.03(b) until the aggregate amount of Asset Sales occurring after November 15, 1995 exceeds $15,000,000 (based upon the Asset Values thereof, but excluding in the foregoing computation and from the requirements of this Section 2.03(b), (A) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds and
         (B) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.06).

                           (ii) If, within fourteen months following any Asset Sale at and after the time such Asset Values have exceeded $15,000,000, the entire amount of the Net Proceeds of such Asset Sale have not been (A) applied to an investment in Replacement Assets or
         (B) applied to repay any of the Senior Notes or the Senior Subordinated Notes solely to the extent such repayment is permitted pursuant to Section 8.08, then the Borrowers shall repay the outstanding Domestic Revolving Loans and Multicurrency Syndicated Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)), and the Domestic Syndicated Loan Commitments shall be permanently reduced by such amount; provided that any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders. Furthermore, each such reduction of the Domestic Syndicated Loan Commitments shall permanently reduce on a pro rata basis the Multicurrency Syndicated Loan Commitments; provided that any such reduction shall apply to reduce proportionately and permanently the Multicurrency Syndicated Loan Commitments of each of the Lenders.

                  (c) If the Senior Notes, the Senior Subordinated Notes and all other Subordinated Debt having terms requiring prepayments or commitment reductions from any Asset Sales are no longer outstanding or in effect, then, within two Business Days following the receipt of the Net Proceeds of any Asset Sale, the Borrowers shall repay the outstanding Domestic Revolving Loans and Multicurrency Syndicated Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)).

                  (d) If the aggregate outstanding principal amount of all Extensions of Credit exceed at any time the Borrowing Limit, Interface shall immediately repay Extensions of Credit in an amount equal to such excess, together with all accrued but unpaid interest on such excess amount with such repayment applied in the manner set forth in Section 2.03(e).

                  (e) Each repayment required to be made pursuant to Sections 2.03(b), (c) and (d) shall be applied (i) first, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Swing Line Loans, (ii) second, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are Base Rate Advances,
(iii) third, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are LIBOR Advances, (iv) fourth, if (and to the extent) necessary to eliminate such excess, to repay outstanding Multicurrency Syndicated Loans which are LIBOR Advances and (v) fifth, if (and to the extent) necessary to eliminate such excess, with respect to any Letters of Credit then outstanding, to make a payment of cash collateral in Dollars into the Domestic L/C Cash Collateral Account or the Multicurrency L/C Cash Collateral Account, as applicable, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, to be applied in accordance with the terms of Section 6.6 of the Letter of Credit Agreement.

                  (f) No repayment or prepayment pursuant to this Section 2.03 shall affect any of the Borrowers' obligations under any Hedging Agreement.

                  SECTION 2.04. [INTENTIONALLY OMITTED]

                  SECTION 2.05. DOMESTIC SWING LINE LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), the Domestic Swing Line Lender agrees to make to Interface, from time to time prior to the Maturity Date, Domestic Swing Line Loans; provided, however, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may the aggregate principal amount of all outstanding Domestic Swing Line Loans exceed (after giving effect to any amount requested) the lesser of (a) the Borrowing Limit minus the sum of (i) all outstanding Domestic Syndicated Loans,
(ii) all outstanding Aggregate Domestic L/C Outstandings, (iii) all outstanding Multicurrency Syndicated Loans and (iv) all outstanding Aggregate Multicurrency L/C Outstandings and (b) the Domestic Swing Line Commitment. Interface shall be entitled to repay and reborrow Domestic Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

                  (b) Each Domestic Swing Line Loan shall be made as a Base Rate Advance. The aggregate principal amount of each Domestic Swing Line Advance shall be not less than $250,000 or a greater integral multiple of $50,000.

                  (c) Whenever Interface desires to make a Domestic Swing Line Advance, it shall give the Domestic Swing Line Lender (with a copy to the Domestic Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Swing Line Advance (each a "Domestic Swing Line Borrowing Notice") prior to 10:00 a.m. (Eastern time) on the date of such Domestic Swing Line Advance. Each Domestic Swing Line Borrowing Notice shall specify the aggregate principal amount of the Domestic Swing Line Advance and the date of such Domestic Swing Line Advance (which shall be a Business Day). No later than 2:00 p.m. (Eastern time) on the proposed borrowing date, the Domestic Swing Line Lender shall make the principal amount of the Domestic Swing Line Loan available to the Domestic Agent in immediately available funds at the Payment Office of the Domestic Agent, and the Domestic Agent will make available to Interface such amount by crediting such amount to Interface's demand deposit account maintained with the Domestic Agent.

                  (d) Interface's obligations to pay the principal of, and interest on, the Domestic Swing Line Loans shall be evidenced by the records of the Domestic Agent and the Domestic Swing Line Lender and by the Domestic Swing Line Note payable to the Domestic Swing Line Lender (or the assignor of such Domestic Swing Line Lender) completed in conformity with this Agreement.

                  (e) Domestic Swing Line Loans shall be refunded by the Lenders on demand by the Domestic Swing Line Lender. Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Share and shall thereafter be reflected as Domestic Syndicated Loans of the Lenders on the books and records of the Domestic Agent. Each Lender shall fund its respective Pro Rata Share of Domestic Syndicated Loans as required to repay Domestic Swing Line Loans outstanding to the Domestic Swing Line Lender upon demand by the Domestic Swing Line Lender but in no event later than 2:00 p.m. (Eastern time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Pro Rata Share of a Domestic Swing Line Loan shall be affected by any other Lender's failure to fund its Pro Rata Share of a Domestic

Swing Line Loan, nor shall any Lender's Pro Rata Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of a Domestic Swing Line Loan.

                  (f) Interface shall pay to the Domestic Swing Line Lender on demand the amount of such Domestic Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Domestic Swing Line Loans requested or required to be refunded. In addition, Interface hereby authorizes the Domestic Agent to charge any account maintained by Interface with the Domestic Swing Line Lender (up to the amount available therein) in order to immediately pay the Domestic Swing Line Lender the amount of such Domestic Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Domestic Swing Line Loans requested or required to be refunded. If any portion of any such amount paid to the Domestic Swing Line Lender shall be recovered by or on behalf of Interface from the Domestic Swing Line Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Share (unless the amounts so recovered by or on behalf of the Interface pertain to a Domestic Swing Line Loan extended after the occurrence and during the continuance of an Event of Default of which the Domestic Agent has received notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (g) Each Lender acknowledges and agrees that its obligation to refund Domestic Swing Line Loans in accordance with the terms of this
Section 2.05 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Domestic Swing Line Loans pursuant to this Section 2.05, one of the events described in Section 9.07 shall have occurred, each Lender will, on the date the applicable Domestic Syndicated Loan would have been made, purchase an undivided participating interest in the Domestic Swing Line Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Domestic Swing Line Loan. Each Lender will immediately transfer to the Domestic Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Domestic Swing Line Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Domestic Swing Line Lender has received from any Lender such Lender's participating interest in a Domestic Swing Line Loan, the Domestic Swing Line Lender receives any payment on account thereof, the Domestic Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

                  SECTION 2.06. [INTENTIONALLY OMITTED].

                  SECTION 2.07. USE OF PROCEEDS. The proceeds of the Domestic Syndicated Loans and the Domestic Swing Line Loans shall be used as working capital and for other general corporate purposes of Interface and its Consolidated Subsidiaries; provided that the proceeds of the Domestic Syndicated Loans and Domestic Swing Line Loans shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes.

                  SECTION 2.08. DECREASE IN DOMESTIC SYNDICATED LOAN COMMITMENTS ON THE CLOSING DATE.

                  (a) On the Closing Date, the aggregate Domestic Syndicated Loan Commitments of the Lenders shall be decreased to $100,000,000 in aggregate principal amount. After giving effect to the foregoing actions, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on Schedule 1.1(a) hereto. On the Closing Date, all outstanding Domestic Syndicated Loans that had been borrowed or previously continued or converted prior to the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such repayment occurring and all amounts required to be paid pursuant to Section 4.12 as a result of such repayment occurring on a date other than the last day of an Interest Period; provided that the Existing Domestic Letters of Credit shall be permitted to remain outstanding and shall be deemed to be Domestic Letters of Credit issued under the Letter of Credit Agreement. All Borrowings of Domestic Syndicated Loans pursuant to Section 2.02 (including, without limitation, all such Borrowings made by Interface on the Closing Date to repay all Domestic Syndicated Loans then outstanding) and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 2.02 occurring after the Closing Date shall be made on the basis of the revised Domestic Syndicated Loan Commitments as provided in this Agreement. All Domestic Bid Rate Loans (as defined in the Existing Credit Agreement) outstanding on the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such repayment occurring and all amounts required to be paid pursuant to
Section 4.12 as a result of such repayment occurring on a date other than the last day of an Interest Period.

                  (b) Interface's obligations to pay the principal of, and interest on, all Domestic Syndicated Loans under the Domestic Syndicated Notes being executed and delivered on the Closing Date by Interface shall be evidenced by the records of the Domestic Agent and each such Lender and by such Domestic Syndicated Note payable to such Lender completed in conformity with this Agreement.

                  (c) From and after the Closing Date, all references in this Agreement to the Domestic Syndicated Loan Commitments shall be deemed to include the Domestic Syndicated Loan Commitments as reduced by this Section
2.08 (subject, however, to subsequent decreases from time to time pursuant to the provisions of this Agreement).


                                  ARTICLE III.

                         MULTICURRENCY SYNDICATED LOANS

                  SECTION 3.01. DESCRIPTION OF MULTICURRENCY SYNDICATED CREDIT FACILITIES.

                  (a) Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Multicurrency Borrowers a revolving credit facility pursuant to which such Lenders agree to make Multicurrency Syndicated Loans to the Multicurrency Borrowers in accordance with Section 3.02; provided, however, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may the aggregate principal amount of all outstanding Multicurrency Syndicated Loans (after giving effect to all amounts requested) exceed at any time the lesser of (a) the Borrowing Limit minus the sum of (i) all outstanding Domestic Syndicated Loans, (ii) all outstanding Domestic Swing Line Loans,
(iii) all outstanding Aggregate Domestic L/C Outstandings and (iv) all outstanding Aggregate Multicurrency L/C Outstandings and (b) the Multicurrency Syndicated Loan Commitments minus all outstanding Aggregate Multicurrency L/C Outstandings.

                  (b) The parties hereto acknowledge and agree that the Multicurrency Syndicated Facility established pursuant to subsection (a) is a subfacility of the Domestic Syndicated Facility established pursuant to Section 2.01(a)(i).

                  SECTION 3.02. MULTICURRENCY SYNDICATED LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), each Lender severally agrees to make to the Multicurrency Borrowers from time to time prior to the Maturity Date, Multicurrency Syndicated Loans; provided, however, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may the aggregate principal amount of all outstanding Multicurrency Syndicated Loans made by such Lender exceed (after giving effect to any amount requested) the lesser of (a) such Lender's Domestic Syndicated Loan Commitment minus the sum of (i) such Lender's Pro Rata Share of all outstanding Domestic Syndicated Loans, (ii) such Lender's Pro Rata Share of all outstanding Domestic Swing Line Loans (iii) such Lender's Pro Rata Share of all outstanding Aggregate Domestic L/C Outstandings and (iv) such Lender's Pro Rata Share of all outstanding Aggregate Multicurrency L/C Outstandings and (b) such Lender's Multicurrency Syndicated Loan Commitment minus such Lender's Pro Rata Share of all outstanding Aggregate Multicurrency L/C Outstandings. The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

                  (b) Each Multicurrency Syndicated Loan shall be made or continued as a Eurocurrency Advance. The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Foreign Currency:

                                                     MINIMUM
         CURRENCY                                    BORROWING                         MULTIPLE

         Euros                                        2,000,000                           500,000
         British Pounds                               1,500,000                           300,000
         Japanese Yen                               200,000,000                        50,000,000

At no time shall the number of Borrowings outstanding under Section 2.02 and this Section 3.02 exceed eight.

                  (c) Whenever a Multicurrency Borrower desires to make a Multicurrency Syndicated Borrowing (other than one resulting from a continuation pursuant to Section 3.02(e)), it shall give the Multicurrency Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Multicurrency Syndicated Borrowing (each a "Multicurrency Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office four Business Days prior to the requested date of such Multicurrency Syndicated Borrowing. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Multicurrency Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Multicurrency Syndicated Borrowing, the date of the Multicurrency Syndicated Borrowing (which shall be a Business Day), the Foreign Currency in which such Advance is to be made and the Interest Period to be applicable thereto.

                  (d) No later than 11:00 a.m. (the time of the Multicurrency Agent's Correspondent) on the date of each Multicurrency Syndicated Borrowing (other than one resulting from a continuation pursuant to Section 3.02(e)), each Lender will make available its Pro Rata Share of the amount of such Multicurrency Syndicated Borrowing in immediately available funds in the applicable Foreign Currency at the Payment Office of the Multicurrency Agent. The Multicurrency Agent will make available to the applicable Multicurrency Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the applicable Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. If a Lender does not make such amount available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the applicable Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (e) (i) Whenever a Multicurrency Borrower desires to continue outstanding a Multicurrency Syndicated Borrowing made as a Eurocurrency Advance in the same Foreign Currency for a new Interest Period, such Multicurrency Borrower or Interface acting on behalf of such Multicurrency Borrower, shall give the Multicurrency Agent at least four Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Multicurrency Syndicated Borrowing to be continued as a Eurocurrency Advance. Such notice (each a "Notice of Multicurrency Continuation") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Multicurrency Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be continued, the date of such continuation, the date of such continuation, and the Interest Period to be applicable thereto.

                           (ii) If, upon the expiration of any Interest Period in respect of any Eurocurrency Advance, the applicable Multicurrency Borrower shall have failed, or pursuant to the following clause (iii) be unable, to deliver or have delivered on its behalf the Notice of Multicurrency Continuation, Interface shall be deemed to have elected to convert such Multicurrency Syndicated Borrowing to a Domestic Syndicated Borrowing (based upon the Dollar Equivalent thereof as of the date of such conversion) made as a

         Base Rate Advance in Dollars pursuant to Article II (provided that Interface shall pay to the Multicurrency Agent, the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion).

                           (iii) Notwithstanding the first sentence of this
         Section 3.02(e), no Notice of Multicurrency Continuation may be given if, on the date of the requested continuation, the Dollar Equivalent of the aggregate outstanding Multicurrency Syndicated Loans would exceed the limitations set forth in Section 3.01(a), and, in such case, the Multicurrency Borrowers shall repay the Multicurrency Syndicated Loans by an amount equal to such excess together with all accrued interest on such excess amount.

                           (iv) So long as any Default or Event of Default shall have occurred and be continuing, no Multicurrency Syndicated Borrowing may be continued as (upon expiration of the current Interest Period) a Eurocurrency Advance.

                           (v) No continuation of any Eurocurrency Advance shall be permitted except on the last day of the Interest Period in respect thereof.

                  (f) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Syndicated Loans to each Lender shall be evidenced by the records of the Multicurrency Agent and such Lender and by the Multicurrency Syndicated Notes payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (g) All outstanding principal amounts under the Multicurrency Syndicated Loans shall be due and payable in full on the Maturity Date.

                  SECTION 3.03. REDUCTIONS OF MULTICURRENCY SYNDICATED LOAN COMMITMENTS AND MANDATORY REPAYMENTS.

                  (a) Upon at least four Business Days' prior telephonic notice (promptly confirmed in writing) to the Multicurrency Agent, the Multicurrency Borrowers shall have the right, without premium or penalty, to reduce the Multicurrency Syndicated Loan Commitments, in part or in whole, provided that
(i) any such partial reduction shall apply to reduce proportionately and permanently the Multicurrency Syndicated Loan Commitments of each of the Lenders, (ii) any partial reduction pursuant to this Section 3.03 shall be in an amount of at least $2,000,000 and integral multiples of $500,000, and (iii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06, or (B) reduce the Multicurrency Syndicated Loan Commitments to an amount less than the sum of (1) the aggregate principal amounts outstanding under the Multicurrency Syndicated Loans and (2) the outstanding Aggregate Multicurrency L/C Outstandings.

                  (b) [Intentionally Omitted]

                  (c) [Intentionally Omitted]

                  (d) [Intentionally Omitted]

                  (e) [Intentionally Omitted]

                  (f) If at any time (as determined by the Multicurrency Agent under Section 3.03(j)), based upon the Dollar Equivalent of all outstanding Extensions of Credit,

                           (i) solely because on currency fluctuations, the sum of the aggregate principal amount of the Multicurrency Syndicated Loans and the Aggregate Multicurrency L/C Outstandings exceeds the lesser of (A) one hundred five percent (105%) of the aggregate Domestic Syndicated Loan Commitments then in effect (or, if lesser, the Borrowing Base then in effect) minus the sum of (1) all outstanding Domestic Syndicated Loans, (2) all outstanding Domestic Swing Line Loans and (3) all outstanding Aggregate Domestic L/C Outstandings and (B) one hundred five percent (105%) of the aggregate Multicurrency Syndicated Loan Commitments then in effect, or

                           (ii) for any other reason, the sum of the aggregate principal amount of the Multicurrency Syndicated Loans and the Aggregate Multicurrency L/C Outstandings exceeds the lesser of (A) the aggregate Domestic Syndicated Loan Commitments then in effect (or, if lesser, the Borrowing Base then in effect) minus the sum of (1) all outstanding Domestic Syndicated Loans, (2) all outstanding Domestic Swing Line Loans and (3) all outstanding Aggregate Domestic L/C Outstandings and (B) the aggregate Multicurrency Syndicated Loan Commitments then in effect, then the Multicurrency Borrowers shall, upon three Business Days' prior written notice from the Multicurrency Agent to the Multicurrency Borrowers, or to Interface on behalf of the Multicurrency Borrowers, repay Multicurrency Syndicated Loans in a Dollar Equivalent amount equal to such excess amount, together with all accrued but unpaid interest on such excess amount.

                  (g) [Intentionally Omitted]

                  (h) [Intentionally Omitted]

                  (i) Each reduction of the Domestic Syndicated Loan Commitments shall permanently reduce on a pro rata basis the Multicurrency Syndicated Loan Commitments in the manner set forth in Section 2.03(a).

                  (j) Compliance with any of the provisions set forth in Articles II and III of this Agreement shall be tested from time to time by the Domestic Agent or the Multicurrency Agent, each in their sole discretion, but in any event shall be tested on (i) the date on which any Borrower requests the Lenders to make a Loan, the Domestic L/C Issuer to issue a Domestic Letter or Credit or the Multicurrency L/C Issuer to issue a Multicurrency Letter of Credit under this Agreement and (ii) the date an interest payment is due under this Agreement (provided that Interface shall not be required to deliver a Borrowing Base Certificate in connection with each test of compliance by the Domestic Agent or the Multicurrency Agent unless otherwise required pursuant to the terms of Section 7.07(d)).

                  (k) No repayment or prepayment pursuant to this Section 3.03 shall affect any of the Borrowers' obligations under any Hedging Agreement.

                  SECTION 3.04. [INTENTIONALLY OMITTED]

                  SECTION 3.05. [INTENTIONALLY OMITTED]

                  SECTION 3.06. [INTENTIONALLY OMITTED]

                  SECTION 3.07. USE OF PROCEEDS. The proceeds of the Multicurrency Syndicated Loans shall be used as working capital and for other general corporate purposes of the applicable Multicurrency Borrower and its Consolidated Subsidiaries; provided that the proceeds of the Multicurrency Syndicated Loans shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes.

                  SECTION 3.08. REALLOCATION OF MULTICURRENCY SYNDICATED LOAN COMMITMENTS ON THE CLOSING DATE.

                  (a) On the Closing Date, the aggregate Multicurrency Syndicated Loan Commitments of the Lenders shall equal to $50,000,000 in aggregate principal amount (and the Multicurrency Syndicated Facility shall be a subfacility of the Domestic Syndicated Facility). After giving effect to the foregoing actions, the Multicurrency Syndicated Loan Commitments of the Lenders shall be as set forth on Schedule 1.1(a) hereto. On the Closing Date, all outstanding Multicurrency Syndicated Loans that have been borrowed or previously continued prior to the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such repayment occurring and all amounts required to be paid pursuant to Section
4.12 as a result of such repayment occurring on a date other than the last day of an Interest Period. All Borrowings of Multicurrency Syndicated Loans pursuant to Section 3.02 (including, without limitation, all Borrowings made on the Closing Date to repay all Multicurrency Syndicated Loans then outstanding) and all continuations of outstanding Multicurrency Syndicated Loans pursuant to
Section 3.02 occurring after the Closing Date shall be made on the basis of the revised Multicurrency Syndicated Loan Commitments as provided in this Agreement. All Multicurrency Bid Rate Loans (as defined in the Existing Credit Agreement) outstanding on the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such repayment occurring and all amounts required to be paid pursuant to Section 4.12 as a result of such repayment occurring on a date other than the last day of an Interest Period..

                  (b) The Borrowers' respective obligations to pay the principal of, and interest on, all Multicurrency Syndicated Loans under the Multicurrency Syndicated Notes being executed and delivered on the Closing Date by the Borrowers shall be evidenced by the records of the Multicurrency Agent and each such Lender and by such Multicurrency Syndicated Notes payable to such Lender completed in conformity with this Agreement.

                  (c) From and after the Closing Date, all references in this Agreement to the Multicurrency Syndicated Loan Commitments shall be deemed to include the Multicurrency Syndicated Loan Commitments as reallocated by this
Section 3.08 (subject, however, to subsequent decreases from time to time pursuant to the provisions of this Agreement).

                  SECTION 3.09. ADDITIONAL MULTICURRENCY BORROWERS.

                  (a) The parties hereto agree that a Foreign Subsidiary that is wholly owned by Interface (except for directors' qualifying shares or other nominal ownership interests required to be held by third parties under applicable foreign law), directly or indirectly, that is not a Multicurrency Borrower as of the Closing Date may enter into and become a party to this Agreement by executing and delivering to the Co-Agents the following documents (and upon not less than ten Business Days prior written notice to the Multicurrency Agent):

                           (i) An Additional Multicurrency Borrower Agreement;

                           (ii) Multicurrency Syndicated Notes for all Lenders;

                           (iii) Certificates and documents of the types described in Section 5.01(e), (f), (g), (h), and (j);

                           (iv) The favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Foreign Subsidiary, and
         (ii) counsel to the Foreign Subsidiary in the jurisdiction where the Foreign Subsidiary is organized, in each case covering the matters included in the opinions described in Section 5.01(q) addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request; and

                           (v) Forms, certificates, and other documents satisfactory to each of the Co-Agents and Lenders, establishing that each of the Co-Agents and the Lenders, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of its respective Lending Office under this Agreement and the Notes without deduction for and free from withholding of any income taxes imposed by the jurisdiction of organization of the Foreign Subsidiary.

                  (b) Upon satisfaction of the foregoing requirements, such Foreign Subsidiary shall become a Multicurrency Borrower hereunder with the same force and effect as if originally named as a Multicurrency Borrower herein. The execution and delivery of an Additional Multicurrency Borrower Agreement shall not require the consent of any other Borrower hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Multicurrency Borrower as a party to this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this Section 3.09, no such Foreign Subsidiary may enter into and become party to this Agreement to the extent that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making of any Extension of Credit to such Foreign Subsidiary would be unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful).


                                  ARTICLE IV.

                               GENERAL LOAN TERMS

                  SECTION 4.01. FUNDING NOTICES. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, each Co-Agent may act without liability upon the basis of telephonic notice believed by such Co-Agent in good faith to be from the respective Borrower, or from Interface acting on behalf of any other Borrower, prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute such Co-Agent's record of the terms of such telephonic notice.

                  SECTION 4.02. DISBURSEMENT OF FUNDS.

                  (a) Unless the Appropriate Co-Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Appropriate Co-Agent such Lender's portion of the Borrowing to be made on such date, the Appropriate Co-Agent may assume that such Lender has made such amount available to the such Co-Agent on such date and such Co-Agent may make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Appropriate Co-Agent by such Lender on the date of Borrowing, the Appropriate Co-Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (a) with respect to any Loan denominated in Dollars, at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Domestic Agent and (b) with respect to any Loan denominated in an Foreign Currency, at a rate per annum equal to the Multicurrency Agent's aggregate marginal cost (plus the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Domestic Agent as a result of the failure to deliver funds hereunder) of carrying such amount. If such Lender does not pay such corresponding amount forthwith upon the Appropriate Co-Agent's demand therefor, the Appropriate Co-Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Appropriate Co-Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available such Lender's portion of any Borrowing shall not (a) have any voting or consent rights under or with respect to any Credit Document or (b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Credit Document (provided that in no event shall any amendments, changes or other modifications specifically enumerated in Sections 11.02(a)(ii), 11.02(a)(iii) or 11.02(a)(iv) be effective with respect to any Lender which has not consented to such amendment, change or modification).

                  (b) All Borrowings under the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall be loaned by those Lenders participating in such Facilities on the basis of their Pro Rata Share. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

                  SECTION 4.03. INTEREST.

                  (a) Interface agrees to pay interest in respect of all unpaid principal amounts of the Domestic Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

                           (i) for a Base Rate Advance, the Base Rate plus the Applicable Margin; and

                           (ii) for a Eurodollar Advance, the Adjusted LIBO Rate plus the Applicable Margin.

                  (b) Each Multicurrency Borrower agrees to pay interest in respect of all unpaid principal amounts of the Multicurrency Syndicated Loans made to such Multicurrency Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the Adjusted LIBO Rate plus the Applicable Margin.

                  (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Domestic Revolving Loans and Multicurrency Syndicated Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                           (i) in the case of overdue principal and interest with respect to Multicurrency Syndicated Loans outstanding as Eurocurrency Advances, at the rate otherwise applicable for the then-current Interest Period plus the Applicable Margin plus two percent (2%) per annum until the end of the applicable Interest Period and thereafter at the Base Rate plus the Applicable Margin plus two percent (2%) per annum;

                           (ii) in the case of overdue principal and interest with respect to Domestic Syndicated Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus the Applicable Margin plus two percent (2%) per annum and thereafter at the Base Rate plus the

         Applicable Margin plus two percent (2%) per annum; and

                           (iii) in the case of overdue principal and interest with respect to all Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Hedging Obligations), at a rate equal to the Base Rate plus the Applicable Margin plus two percent (2%) per annum;

provided that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than two percent (2%) per annum in excess of the rate of interest applicable thereto at maturity.

                  (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all outstanding LIBOR Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of LIBOR Advances having an Interest Period in excess of three months (in the case of LIBOR Advances if quoted on the basis of six months), on each day which occurs every three months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

                  (e) The Appropriate Co-Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the respective Borrower and the other Lenders participating in the respective Facility thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (f) At the discretion of the Appropriate Co-Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, the Borrower shall no longer have the option to request LIBOR Advances. Further, interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

                  SECTION 4.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, the respective Borrower shall select an interest period (each an "Interest Period") to be applicable to such Advances, which Interest Period shall in the case of LIBOR Advances be either a one, two, three or six month period; provided that:

                  (i) The initial Interest Period for any Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period in respect of a LIBOR Advance which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

                  (iv) No Interest Period shall extend beyond any date upon which any prepayment is required to be made in the Domestic Revolving Loans or Multicurrency Syndicated Loans, unless the aggregate principal amount of Multicurrency Syndicated Loans or Domestic Revolving Loans, as the case may be, that are not LIBOR Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;

                  (v) The Interest Period for a LIBOR Advance which is converted pursuant to Section 4.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the LIBOR Advances of the other Lenders which were not converted expires; and

                  (vi) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

                  SECTION 4.05. FEES.

                  (a) On the Closing Date, Interface shall pay to the Domestic Agent, for the benefit of each Lender, an upfront fee as agreed to in writing by Interface with respect to each Lender.

                  (b) Interface shall pay to the Domestic Agent, for the account of the Lenders, a commitment fee in respect of the Domestic Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Domestic Syndicated Loan Commitments of such Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Maturity Date. For purposes of calculating the fees due under this Section 4.05(b), the aggregate principal amount of the Domestic Syndicated Loan, the Domestic Letters of Credit, the Multicurrency Syndicated Loans and the Multicurrency Letters of Credit shall constitute usage of the Domestic Syndicated Loan Commitments; provided that the aggregate principal amount of the Domestic Swing Line Loans from time to time outstanding shall not constitute a usage of the Domestic Syndicated Loan Commitments. Such commitment fee shall be distributed by the Domestic Agent to the Lenders pro rata in accordance with the Lenders' respective Pro Rata Shares.

                  (c) On the Closing Date and on an annual basis thereafter, Interface shall pay to each Co-Agent an annual administrative fee as agreed to in writing by Interface with respect to each Co-Agent.

                  (d) On the Closing Date, Interface shall pay to the Collateral Agent a collateral agency fee in an amount equal to $25,000.

                  SECTION 4.06. VOLUNTARY PREPAYMENTS OF BORROWINGS.

                  (a) The Borrowers may, at their option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $250,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances may be prepaid, at the applicable Borrower's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Sections 2.02(b), 2.05(b), and 3.02(b), as applicable to the Type of Advance and the applicable Agreed Currency, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to
Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.06(c) below.

                  (b) Each Borrower desiring to make a prepayment pursuant to
Section 4.06(a) shall give written notice (or telephonic notice confirmed in writing) to the Appropriate Co-Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances and (ii) not less than four Business Days prior to any prepayment of LIBOR Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Appropriate Co-Agent shall promptly notify each Lender whose Advance constitutes a portion of such Borrowing of the contents of such notice and of such Lender's share of such prepayment.

                  (c) Each Borrower providing notice of prepayment pursuant to
Section 4.06(b) may designate the Types of Advances and the specific Borrowings that are to be prepaid, provided that (i) if any prepayment of LIBOR Advances of such Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the respective Borrower, the Co-Agents shall, subject to the foregoing, make such designation in their sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

                  SECTION 4.07. PAYMENTS, ETC.

                  (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, other than the payments specified in Section 4.07(a)(ii) below, shall be made without defense, set-off or counterclaim to the Domestic Agent not later than 11:00 A.M. (Eastern time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

                      (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Multicurrency Syndicated Loans, and all reimbursement payments and fees in respect of Multicurrency Letters of Credit, shall be made without defense, set-off or counterclaim to the Multicurrency Agent at the Payment Office of the Multicurrency Agent not later than 11:00 A.M. (the time of the Multicurrency Agent's Correspondent) on the date when due and in immediately available funds in the applicable Agreed Currency, or at any other location as the Multicurrency Agent may specify in writing to the Borrowers not later than Noon (Eastern time) on the Business Day prior to the Business Day such payment is due. All payments of principal and interest with respect to the Multicurrency Syndicated Loans, and all reimbursement payments and fees in respect of Multicurrency Letters of Credit, shall be made in the Agreed Currency in which the related Borrowing was made or Multicurrency Letter of Credit was issued.

                  (b) (i) Any and all payments by the Borrowers under this Agreement, the Notes, the Letter of Credit Agreement and the other Credit Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 4.07(b) as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or the Letter of Credit Agreement to any Lender, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Lender on the Gross-up Amount payable under this Section 4.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (ii) Each Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable under clause (x) of Section 4.07(b)(i) or on the indemnification payments made by a Borrower under this Section 4.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

                           (iii) Within 30 days after the date of any Borrower's payment of Taxes, such Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

                           (iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                           (A) it shall, prior to the time it becomes a Lender
                  hereunder, deliver to Interface:

                                    (1) for each Lending Office located in the
                           United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), and/or

                                    (2) for each Lending Office located outside
                           the United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN");

                  in each case indicating that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax; provided that if the Form W-8ECI or Form W-8BEN, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

                           (B) if at any time such Lender changes its Lending
                  Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

                                    (1) for such changed or additional
                           Applicable Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form W-8ECI; or

                                    (2) otherwise, three (3) accurate and
                           complete signed originals of Form W-8BEN;

                  in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax.

                           (v) Each Lender hereby agrees that:

                           (A) it shall, prior to the time it becomes a Lender
                  hereunder, deliver to Interface with respect to each of its Lending Offices, duly completed forms, or other evidence reasonably satisfactory to Interface, establishing that such Lender, on the date of delivery thereof, is entitled to receive (i) payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by The Netherlands, and (ii) payments of fees for the account of such Lending Office under this Agreement and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms or other evidence supplied by the Lender fail to establish such a complete exemption from withholding tax of The Netherlands, or such a complete exemption from withholding tax of the United Kingdom with respect to payment of fees hereunder, as of the date such Lender becomes a Lender, such Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish such complete exemption from withholding tax as of such date;

                           (B) it shall, as soon as practicable after the date
                  of this Agreement, file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the United Kingdom Inland Revenue establishing that such Lender, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement, the Notes and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms supplied by the Lender fail to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other evidence reasonably satisfactory to Interface to establish a complete exemption from withholding tax of the United Kingdom as of such date; and

                           (C) if at any time the Lender changes its Lending
                  Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective), deliver to Interface in replacement for the forms previously delivered by it hereunder, such additional duly completed forms establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United Kingdom or The Netherlands income tax (to the extent such forms are required under the laws of the relevant jurisdiction to establish such exemption).

                           (vi) In addition to the documents to be furnished pursuant to Section 4.07(b)(iv) and (v), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement, the Notes, or the Letter of Credit Agreement. Each Lender furnishing forms to Interface pursuant to the requirements of Section 4.07(b)(iv) and
         (v), and this clause (vi), shall furnish copies of such forms to the Appropriate Co-Agent at the same time delivery of such forms is made to Interface.

                           (vii) No Borrower shall be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under
         Section 4.07(b)(iv), and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                           (viii) No Borrower shall be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United Kingdom or The Netherlands withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the governments of the United Kingdom or The Netherlands, as the case may be) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.07(b)(v), and such Lender shall not be entitled to exemption from deduction or withholding of United Kingdom or The Netherlands income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United Kingdom or The Netherlands law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations, by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                           (ix) Within sixty (60) days of the written request of Interface, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

                           (x) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrowers pursuant to this Section 4.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                           (xi) To the extent that the payment of any Lender's Taxes by any Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to such Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrowers shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement, the Notes, or the Letter of Credit Agreement.

                           (xii) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this Section 4.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes and the Letter of Credit Agreement.

                  (c) Subject to Section 4.04(ii), whenever any payment to be made hereunder or under any Note or the Letter of Credit Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees hereunder and under the Notes and the Letter of Credit Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Eurocurrency Advances outstanding in British pounds sterling shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by either Co-Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (e) Payment by any Borrower to the Appropriate Co-Agent in accordance with the terms of this Agreement or the Letter of Credit Agreement shall, as to such Borrower, constitute payment to the applicable Lenders under this Agreement or the Letter of Credit Agreement, as the case may be.

                  SECTION 4.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Appropriate Co-Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Appropriate Co-Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Appropriate Co-Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, (i) the obligations of the Lenders to make or permit portions of the Domestic Syndicated Loans or Multicurrency Syndicated Loans to remain outstanding as LIBOR Advances, as the case may be, shall be suspended, (ii) such affected Advances, if made and outstanding in a Foreign Currency, shall be converted to Advances in Dollars based on the Dollar Equivalent amounts thereof as of the date of such conversion, and (iii) all such affected Advances shall bear the same interest as Base Rate Advances; provided that Interface shall pay to the Multicurrency Agent, the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion.

                  SECTION 4.09. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Appropriate Co-Agent of such determination and a summary of the basis for such determination (which notice the Appropriate Co-Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Interface referred to in subsection (a) above,

                           (i) (A) each Borrower's right to request, convert or continue, and the Lenders' obligation to fund, convert or continue, LIBOR Advances (including, without limitation, any Multicurrency Syndicated Advance) shall be immediately suspended and (B) Interface may only request, and the Lenders shall only be obligated to fund, Base Rate Advances hereunder, and

                           (ii) if the affected LIBOR Advance is then outstanding, then Interface (on behalf of the applicable Borrower) shall immediately convert such LIBOR Advance to a Domestic Syndicated Loan in Dollars (based on the Dollar Equivalent thereof as of the date of such conversion) bearing interest based upon the Base Rate; provided that Interface shall pay to the Multicurrency Agent, the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion.

                  SECTION 4.10. INCREASED COSTS. If, by reason of (a) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally

(whether or not having the force of law):

                           (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a LIBOR Advance or Multicurrency Letter of Credit or its obligation to fund a portion of a LIBOR Advance or Multicurrency Letter of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a LIBOR Advance or Multicurrency Letter of Credit, or with respect to any conversion of any Multicurrency Syndicated Loan denominated in a Foreign Currency other than the Euro into a Multicurrency Syndicated Loan denominated in the Euro, or its obligation to fund a portion of a LIBOR Advance or Multicurrency Letter of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                           (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a LIBOR Advance or Multicurrency Letter of Credit or its obligation to fund a portion of a LIBOR Advance or Multicurrency Letter of Credit shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a LIBOR Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the LIBOR Advance or Multicurrency Letter of Credit), or in converting any Multicurrency Syndicated Loan denominated in a Foreign Currency other than the Euro into a Multicurrency Syndicated Loan denominated in the Euro, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrowers shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Appropriate Co-Agent), pay to the Appropriate Co-Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Appropriate Co-Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  SECTION 4.11. LENDING OFFICES.

                  (a) Each Lender agrees that, if requested by the Borrowers, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of LIBOR Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of any Borrower or any right of any Lender provided hereunder.

                  (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by any Borrower thereafter pursuant to Section 4.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrowers from their obligations to such Lender pursuant to Section 4.07(b) or otherwise result in any liability of such Lender.

                  SECTION 4.12. FUNDING LOSSES. Each Borrower shall compensate each Lender, upon its written request to Interface (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of LIBOR Advances, and any amounts required to be paid by any Lender as a result of currency fluctuations of Foreign Currencies borrowed by it to make or carry Multicurrency Syndicated Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Foreign Currencies and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to such Borrower does not occur on the date specified therefor in a notice given by any Borrower to either Co-Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any LIBOR Advances to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, such Borrower defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

                  SECTION 4.13. FAILURE TO PAY IN APPROPRIATE AGREED CURRENCY. If any Borrower is unable for any reason to effect payment of a Multicurrency Syndicated Loan or in respect of a Multicurrency Letter of Credit in the appropriate Agreed Currency as required by Section 4.07(a)(ii) or if any Borrower shall default in the payment when due of any payment in the appropriate Agreed Currency, the Lenders may, at their option, require such payment to be made to the Multicurrency Agent in the Dollar Equivalent of such Agreed Currency at the Multicurrency Agent's Payment Office specified for payments of Eurocurrency Advances outstanding in Dollars. In any such case, each Borrower agrees to hold the Lenders harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such Agreed Currency between the date such payment became due and the date of payment thereof.

                  SECTION 4.14. ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its portions of relevant LIBOR Advances through the purchase of deposits in the relevant market and Agreed Currency, as the case may be, bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of its portions of the LIBOR Advances and having a maturity comparable to the relevant Interest Period and, in the case of LIBOR Advances, through the transfer of such LIBOR Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund its portions of each of the LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                  SECTION 4.15. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, commitment fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Appropriate Co-Agent shall promptly distribute to each Lender at its primary address set forth on Schedule 1.1(a) hereto or such other address as any Lender may request its share of all such payments received by the Appropriate Co-Agent.

                  SECTION 4.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Borrower hereunder or under the Letter of Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Co-Agents of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 4.17. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement or the Letter of Credit Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or


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any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under the Letter of Credit Agreement to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Co-Agents), each Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

                  SECTION 4.18. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors (other than Interface) of their Guaranty Agreement, the Borrowers agree to make the benefit of extensions of credit hereunder available to the Guarantors.

                  SECTION 4.19. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

                  (a) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Section 4.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

                  (b) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.12 and
4.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

                  (c) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.09 and
4.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

                  (d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in (a) or (b) above, neither Interface nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in
(c) above, neither Interface nor any other Borrower shall have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.


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


                  SECTION 4.20. APPLICATION OF LOAN PROCEEDS TO MATURING LOANS. Notwithstanding the provisions of Sections 2.02(d), 2.05(c), and 3.02(d) requiring the Lenders to make available proceeds of their respective Loans to the Domestic Agent or Multicurrency Agent, as the case may be, in connection with the Borrowing of Domestic Revolving Loans and Multicurrency Syndicated Loans, to the extent that a Loan in a specified Agreed Currency previously made by a Lender matures on the date of any such Borrowing of a requested Loan in the same Agreed Currency, such Lender shall apply that portion of the proceeds of the Loan it is then making sufficient to effect the repayment of principal of the maturing Loan owing to it, with any excess proceeds to be made available to the applicable Borrower as contemplated herein.

                  SECTION 4.21. CURRENCY CONTROL AND EXCHANGE REGULATIONS. Notwithstanding anything to the contrary herein:

                  (a) If (i) any Foreign Currency, currency control or exchange regulations are imposed in the country which issues any Foreign Currency with the result that the type of such Foreign Currency (the "Original Currency") no longer exists or any Multicurrency Borrower is not able to make payment to the Multicurrency Agent for the account of the Lenders in such Original Currency or
(ii) it has become otherwise materially impractical for the Multicurrency Agent, the Multicurrency L/C Issuer or the Lenders to make any Multicurrency Syndicated Advance or issue any Multicurrency Letter of Credit, then the Multicurrency Agent shall forthwith give notice thereof to such Multicurrency Borrower. Thereafter, until the Multicurrency Agent notifies the such Multicurrency Borrower that such circumstances no longer exist, the obligations of the Multicurrency L/C Issuer or the Lenders, as applicable, to make any Multicurrency Syndicated Advance or issue any Multicurrency Letter of Credit, as applicable, shall be suspended.

                  (b) If, after the making of any Multicurrency Syndicated Advance or the issuance of any Multicurrency Letter of Credit in any Original Currency, any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Original Currency with the result that the type of such Original Currency no longer exists or any Multicurrency Borrower is not able to make payment to the Multicurrency Agent for the account of the Lenders in such Original Currency (or, with respect to any Multicurrency Letter of Credit, to the Multicurrency L/C Issuer in such Original Currency), then all payments to be made by the Multicurrency Borrower hereunder in such Original Currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties that the Multicurrency Borrowers take all risks of the imposition of any such currency control or exchange regulations.

                  SECTION 4.22. EUROPEAN ECONOMIC AND MONETARY UNION. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Multicurrency Agent to reflect the implementation of the economic and monetary union in any member state of the European Union not currently participating in the economic and monetary union or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Agents, the Lenders and the Borrowers in the same position, so far as possible,


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


that they would have been if such implementation had not occurred. In connection therewith, the Borrowers agree, at the request of the Multicurrency Agent, at the time of or at any time following the implementation of the economic and monetary union in any member state of the European Union not currently participating in the economic and monetary union or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in such manner as the Multicurrency Agent shall reasonably request.

                  SECTION 4.23. MARKET DISRUPTION. Notwithstanding the satisfaction of all applicable conditions to the making, converting or continuing of any Multicurrency Syndicated Advance or issuing or extending any Multicurrency Letter of Credit, if there shall occur on or prior to the date of making, converting or continuing any Multicurrency Syndicated Advance or issuing or extending any Multicurrency Letter of Credit any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Multicurrency Agent or the Required Lenders make it impracticable for the Multicurrency Syndicated Advances or the Multicurrency Letters of Credit to be denominated in the Foreign Currency specified by the Multicurrency Borrower, then the Multicurrency Agent shall forthwith give notice to the Multicurrency Borrowers and the Lenders, and such Multicurrency Syndicate Advance or Multicurrency Letter of Credit, as applicable, shall not be denominated in such Foreign Currency but shall be made on such borrowing, conversion or continuation date or such issuance or extension date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Multicurrency Syndicated Borrowing Notice, Notice of Continuation or Multicurrency Letter of Credit Request, as the case may be:

                  (a) with respect to any Multicurrency Syndicated Advance, as a Domestic Syndicated Advance denominated in Dollars bearing interest based upon the Base Rate, unless the Multicurrency Borrower notifies the Multicurrency Agent at least one Business Day before such date that (i) it elects not to borrow on such date, or (ii) it elects to borrow on such date in a different Foreign Currency, as the case may be, in which the denomination of such Multicurrency Syndicated Loan would in the opinion of the Multicurrency Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Multicurrency Syndicated Borrowing Notice or Notice of Multicurrency Continuation, as the case may be; and

                  (b) with respect to any Multicurrency Letter of Credit, as a Domestic Letter of Credit denominated in Dollars, unless the Multicurrency Borrower notifies the Multicurrency Agent at least one Business Day before such date that (i) it elects not to request a Domestic Letter of Credit on such date, or (ii) it elects to request a Multicurrency Letter of Credit on such date in a different Foreign Currency, as the case may be, in which the denomination of such Multicurrency Letter of Credit would in the opinion of the Multicurrency Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Multicurrency Letter of Credit Request.


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


                                   ARTICLE V.

                            CONDITIONS TO BORROWINGS

                  The obligation of each Lender to make Advances to the Borrowers hereunder is subject to the satisfaction of the following conditions:

                  SECTION 5.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. In order for this Agreement to become effective on the Closing Date, all obligations of the Borrowers hereunder incurred at or prior to such date (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to the Co-Agents and any fees and expenses payable to the Arrangers, the Co-Agents and the Lenders as previously agreed with Interface), shall have been paid in full, and the Co-Agents shall have received the following, in form and substance satisfactory in all respects to the Co-Agents:

                  (a) the duly executed counterparts of this Agreement;

                  (b) the duly completed Notes;

                  (c) the duly executed Master Acknowledgement Agreement;

                  (d) certificate of the Borrowers in substantially the form of Exhibit E attached hereto and appropriately completed;

                  (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the security interest pursuant to the Security Documents;

                  (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

                  (g) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary), together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

                  (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be


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


executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (i) certified copies of the Intercompany Loan Documents;

                  (j) acknowledgments from each of G. Kimbrough Taylor, Jr. and Kilpatrick Stockton LLP as to their appointment as agent for service of process for the various Credit Parties;

                  (k) the Letter of Credit Agreement, together with all certificates, opinions, documents and instruments required to be furnished to the L/C Issuers pursuant to Section 3.1 of the Letter of Credit Agreement;

                  (l) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 6.18, in any single case in an amount not less than $5,000,000 (or the Dollar Equivalent thereof);

                  (m) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

                  (n) certificates, reports, environmental audits and investigations, and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                  (o) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

                  (p) a summary, set forth in format and detail acceptable to the Co-Agents, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                  (q) the favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Credit Parties, substantially in the form of Exhibit F, (ii) Simon Carlton, United Kingdom counsel to Europe Limited substantially in the form of Exhibit G-1, and (iii) Han van Beers, Netherlands counsel to Europe B.V. substantially in the form of Exhibit G-2, in each case addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request;


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


                  (r) a duly completed certificate of the president, chief financial officer or principal accounting officer of Interface as described in
Section 7.07(c) given with respect to the financial statements of Interface and the Consolidated Companies for the fiscal quarter ended September 30, 2001;

                  (s) a completed Borrowing Base Certificate, as of September 30, 2001 and dated as of the Closing Date, demonstrating to the satisfaction of the Agents and the Required Lenders an availability under the Domestic Credit Facility of no less than $100,000,000;

                  In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Co-Agents, as of the time this Agreement becomes effective:

                  (t) the Loans to be made on the Closing Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

                  (u) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders;

                  (v) the Additional Senior Notes, the terms of which shall be in form and substance satisfactory to the Co-Agents and the Required Lenders, shall have been issued and the proceeds thereof shall have been used to repay loans and permanently reduce the commitments under the Existing Credit Agreement (as required pursuant to Section 2.08 and Section 3.08); and

                  (w) All payments required to be made pursuant to Sections
2.08 and 3.08 shall have been paid in full.

                  SECTION 5.02. [INTENTIONALLY OMITTED].

                  SECTION 5.03. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make any Extensions of Credit, convert or continue any Loan and/or the L/C Issuers to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation, issuance or extension date:

                  (a) there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Interface contained herein, and all representations and warranties by the other Borrowers contained herein, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the relevant borrowing, conversion, continuation, issuance or extension date (except any representation and warranty which by its express terms relates to a specific date or period);


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


                  (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14(i), there shall have been no changes which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.07);

                  (d) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

                  (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any of the Borrowers; and

                  (f) the applicable Borrower shall have given to the Co-Agents, in addition to its applicable notice of Borrowing, (i) written notice of its intent to use any proceeds of any Loan then being requested for the purchase or carrying of any "margin stock" (as defined in the Margin Regulations) and (ii) written notice that the representation and warranty set forth in Section 6.07 is true and correct; and

                  (g) the Co-Agents shall have received such other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Co-Agents.

                  Each request for a Borrowing or a Letter of Credit and the acceptance by each Borrower of the proceeds thereof shall constitute a representation and warranty by such Borrower, as of the relevant borrowing, conversion, continuation, issuance or extension date, that the applicable conditions specified in Sections 5.01 and 5.03 have been satisfied.

                  SECTION 5.04. POST-CLOSING CONDITIONS. Interface and the other Credit Parties shall comply with all terms and conditions of the Agreement Regarding Post-Closing Matters within the required time periods set forth therein.


                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

                  Each of Interface (as to itself and all other Consolidated Companies, whether or not Interface is a Borrower hereunder) and each of the other Borrowers (as to itself and all of its Subsidiaries) represents and warrants as follows:

                  SECTION 6.01. ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.01.

                  SECTION 6.02. ORGANIZATIONAL POWER; AUTHORIZATION. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than
(i) such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Credit Party's supervisory board, works council ("Ondernemingsraad") or similar body), and (ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the IRB Collateral Documents.

                  SECTION 6.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  SECTION 6.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.


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

         SECTION 6.05. NO MATERIAL LITIGATION. Except as set forth on Schedule
6.05 or in any notice furnished to the Lenders pursuant to Section 7.07(i) at or prior to the respective times the representations and warranties set forth in this Section 6.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of any Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 6.07. MARGIN REGULATIONS.

                  (a) No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations; and

                  (b) "Margin Stock" (as defined in the Margin Regulations) constitutes less than twenty-five percent (25%) of the value of those assets of the Consolidated Companies which are subject to any limitation on sale, pledge or other restriction under this Agreement.

                  (c) None of the Collateral is comprised of "Margin Stock" (as defined in the Margin Regulations) (other than treasury stock repurchased by the Company after the Closing Date pursuant to, and in accordance with, Section 8.04).

         SECTION 6.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Consolidated Companies are in compliance, and have been in compliance, with all applicable Environmental Laws, except where the failure to comply with such Environmental Laws (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect;

                  (b) None of the Consolidated Companies has received any notice of claim or potential liability under any Environmental Laws, except where such claims and liabilities (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

                  (c) None of the Consolidated Companies has received, during the period from January 1, 1987 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, except where any such violation, spill, leak, release or contamination (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

         (d) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including, without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

         SECTION 6.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         SECTION 6.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

         SECTION 6.11. NO BURDENSOME RESTRICTIONS. Except as set forth on
Schedule 6.11 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.12. TAXES. Except as set forth on Schedule 6.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 6.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface or any other Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

                  SECTION 6.13. SUBSIDIARIES. Except as disclosed on Schedule 6.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on
Schedule 6.13 or in any notice furnished pursuant to Section 7.07(q) at or prior to the respective times the representations and warranties set forth in this
Section 6.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

                  SECTION 6.14. FINANCIAL STATEMENTS. The Borrowers have furnished to the Co-Agents and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies as at December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the third fiscal quarter of 2001, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and first fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 31, 2000, and after giving effect to the issuance by Interface of the Senior Notes, there have been no changes with respect to such Consolidated Companies which have had or would reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

         SECTION 6.15. ERISA. Except as disclosed on Schedule 6.15 or in any notice furnished to the Lenders pursuant to Section 7.07(k) at or prior to the respective times the representations and warranties set forth in this Section
6.15 are made or deemed to be made hereunder:

                  (a) (1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

                  (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are


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         subject to no tax or penalty with respect to any Plan of such
         Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this
         Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                      (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                      (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

                  (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would not have a Materially Adverse Effect.

         SECTION 6.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 6.16 or in any notice furnished to the Lenders Pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses



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and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of the Borrowers' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrowers, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 6.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 6.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 2000, referred to in Section 6.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

         SECTION 6.18. INDEBTEDNESS.

                  (a) Schedule 6.18 is a complete and correct listing of all Indebtedness, or any commitment to create or incur any Indebtedness, of the Consolidated Companies as of the Closing Date in an amount greater than $1,000,000 in any single case (other than Indebtedness permitted pursuant to Sections 8.01(a), (d), (e)(i), (f), (i), (k) and (l)).

                  (b) All Indebtedness, and all commitments to create or incur any Indebtedness, of the Consolidated Companies as of the Closing Date which are less than $1,000,000 in each case do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

         SECTION 6.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Letter of Credit Agreement, and the other Credit Documents, including, without limitation, the use of the proceeds of the Domestic Revolving Loans and Multicurrency Syndicated Loans as provided in Articles II and III (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or


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have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 6.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 6.20. INTERCOMPANY LOANS. The Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by e and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

         SECTION 6.21. LABOR MATTERS. Except as set forth in Schedule 6.21 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this
Section 6.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrowers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.22. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 8.12 or described on Schedule 6.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 6.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 7.07 at or prior to the respective times the representations and warranties set forth in this Section 6.23 are made or deemed to be made hereunder, there is no


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fact known to the Borrowers which has had, or is reasonably expected to have, a
Materially Adverse Effect.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface (whether or not it is a Borrower hereunder) and each other Borrower will:

         SECTION 7.01. ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, all Environmental Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

         SECTION 7.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

         SECTION 7.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of any Co-Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Co-Agent or Lender may reasonably request after reasonable prior notice to Interface; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that any Co-Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the


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

Co-Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Co-Agent or Lender may, subject to Section 11.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; provided, that unless prohibited by applicable law or court order, such Co-Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Co-Agent or Lender by any governmental agency) for disclosure of any such non-public information; provided, however, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Co-Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Co-Agent or Lender not otherwise permitted herein.

         SECTION 7.06. INSURANCE; MAINTENANCE OF PROPERTIES.

         (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Interface and each other Borrower shall use their best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Interface and the Co-Agents, be excessive.

         (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Consolidated Company.

         SECTION 7.07. REPORTING COVENANTS. Furnish to each Lender:

         (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Interface, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for


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such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 10-K of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

         (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of Interface (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

         (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that Interface has complied with the delivery requirements set forth in subsections (a) or (b) above, as applicable, (ii) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (iii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section
7.09 and Sections 8.01 through 8.06 and (iv) listing all Material Subsidiaries;

         (d) Borrowing Base Certificate. As soon as available, but in any event, within thirty (30) days after the end of each fiscal quarter (or at any other time as reasonably requested


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

by either Co-Agent or any Lender), a Borrowing Base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit I, as amended, restated, supplemented or otherwise modified, from time to time, and certified by the chief financial officer or the principal accounting officer of Interface, on behalf of the Borrowers, to be true and correct as of the date thereof.

         (e) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

         (f) Annual Budget. Within 60 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and cash flows for such fiscal year for the Consolidated Companies presented on a consolidated basis;

         (g) Notice of Default. Promptly after any officer of Interface or any other Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

         (h) [Intentionally Omitted]

         (i) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

         (j) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000; provided that each Lender hereby acknowledges that it has received notice of each matter set forth on Schedule 7.07(b) as of the Closing Date;


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         (k) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign
Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

                  (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
         4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                  (iv) Promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (v) Upon the request of the Co-Agents, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

         (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

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

         (l) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 8.02;

         (m) Domestication of Subsidiaries. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

         (n) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Interface and the other Consolidated Companies;

         (o) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Interface in connection with each annual, interim, or special audit of Interface's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (p) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.11, (ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

         (q) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Co-Agents may request;

         (r) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding (i) sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is less than $5,000,000, and (ii) sales of accounts receivables or undivided ownership interests therein pursuant to the terms of the Accounts Receivable Facilities.

         (s) Asset Sales. Prompt notice of any Asset Sale or related series of Asset Sales involving Asset Values of $1,000,000 or more; and

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         (t) Other Information. With reasonable promptness, such other information about the Consolidated Companies as any Co-Agent or Lender may reasonably request from time to time.

         SECTION 7.08. EXISTING DOMESTIC LETTERS OF CREDIT. Cause each Existing Domestic Letter of Credit to be replaced on or before the current expiration date of such Existing Domestic Letter of Credit.

         SECTION 7.09. FINANCIAL COVENANTS.

         (a) Interest Coverage. Maintain as of the last day of each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, an Interest Coverage Ratio of not less than 2.00 to 1.00.

         (b) Senior Secured Debt Coverage. Maintain as of the last day of each fiscal quarter, a maximum Senior Secured Debt Coverage Ratio of not greater than
2.00 to 1.00.

         (c) Net Worth. Maintain at all times Consolidated Net Worth not less than an amount equal to the sum of (i) $365,000,000, (ii) 50% of Consolidated Net Income for each fiscal quarter of Interface, beginning with the fiscal quarter commencing on December 31, 2001, that the Consolidated Net Income for such fiscal quarter is a positive number (and without deduction for losses for any fiscal quarter), and (iii) 100% of the cash proceeds (net of underwriting commissions, placement fees and other customary costs and expenses directly incurred in connection therewith) of all issuances of equity securities (including warrants, options and other rights to acquire such equity securities) of Interface occurring after December 30, 2001.

         SECTION 7.10. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Interface shall furnish the Co-Agents a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01(b), (c), (e), (g), (i), (j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all such notices directly to the Co-Agents simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Co-Agents.

         SECTION 7.11. ADDITIONAL CREDIT PARTIES AND COLLATERAL. Promptly after
(i) the formation or acquisition of any Material Subsidiary not listed on
Schedule 6.13, (ii) the transfer


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of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 7.07(r) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the domestication of any Foreign Subsidiary that is a Material Subsidiary, or (iv) the occurrence of any other event creating a new Material Subsidiary (other than Interface SPC which shall not be deemed to be a Material Subsidiary for the purposes of this Section 7.11), Interface shall cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary that is not a Foreign Subsidiary, together with related documents of the kind described in Section 5.01(c), (e), (f), (g), (h), and (q), all in form and substance satisfactory to the Co-Agents.

         SECTION 7.12. ACCOUNTS RECEIVABLE FACILITY. The Accounts Receivable Facilities shall provide to Interface and those Subsidiaries that are parties to such Accounts Receivables Facilities financing for accounts receivable of an aggregate amount outstanding at any time not to exceed $65,000,000.

         SECTION 7.13. FURTHER ASSURANCES. The Borrowers shall, and shall cause the other Domestic Credit Parties to, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Co-Agents, or the Collateral Agent may reasonably request, in order to effect the transactions contemplated by this Agreement or the Security Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Without limiting the foregoing, (i) Interface shall cause each Material Subsidiary which is required to deliver a Guaranty Agreement pursuant to Section 7.11 to become a party to the Subsidiary Pledge and Security Agreement and, if applicable, a Mortgage (but only with respect to any parcel or group of related parcels of real property owned by such Subsidiary having a fair market value as determined by the Co-Agents in their reasonable credit judgment of $1,500,000 or more) and other applicable Security Documents, together with such lien searches, title reports, title insurance, surveys, phase I environmental reports and opinions with respect thereto that Interface and the Domestic Credit Parties would have delivered if such Security Documents were delivered to the Lenders to satisfy the requirements of Section 7.13 above, and
(ii) the Borrowers shall, and shall cause the other Domestic Credit Parties to, promptly secure the Secured Obligations by pledging or creating perfected security interests with respect to assets acquired by any Domestic Credit Parties subsequent to the date of the respective Security Documents as required by the terms thereof. In connection therewith, the Borrowers shall, and shall cause other applicable Credit Parties to, deliver to the Co-Agents all such instruments and documents (including legal opinions and lien searches) as the Co-Agents shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 7.14. MARGIN STOCK. Give prior written notice to the Co-Agents of its intent to purchase or carry any "margin stock" (as defined in the Margin Regulations) (to the extent permitted by Section 8.04) and deliver to the Co-Agents such documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably


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request in connection therewith, all in form and substance reasonably satisfactory to the Co-Agents.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, neither Interface (whether or not it is a Borrower hereunder) nor any other Borrower will or will permit any Subsidiary to:

         SECTION 8.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

         (a) Indebtedness under this Agreement and any other Secured Obligations (excluding Hedging Obligations permitted pursuant to Section 8.01(i));

         (b) Indebtedness existing on the Closing Date and not otherwise permitted under this Section 8.01, as more particularly described on Schedule 6.18, and the extension, renewal, and replacement thereof for principal amounts not in excess of the respective principal amounts shown on Schedule 6.18;

         (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.02(b) or 8.02(f);

         (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

         (e) Indebtedness incurred with respect to (i) the Letters of Credit issued for the account of any Consolidated Company pursuant to the Letter of Credit Agreement, and (ii) unsecured letters of credit issued for the account of any Consolidated Subsidiary in the ordinary course of business in aggregate outstanding stated amounts not to exceed $2,500,000;

         (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 8.02(c) or (d) or Section 8.06, or permitted under
Section 8.03 in connection with the purchase, lease or other acquisition of property or assets where such Indebtedness is to the seller of such property or assets and represents a deferral of payment for such property or assets for a period not to exceed the lesser of (i) normal trade terms for such property or asset, or (ii) 180 days (commencing from the date of delivery or, if applicable, the date of installation of such property or asset);

         (g) the Senior Notes, the Senior Subordinated Notes and other Subordinated


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Debt (provided that the aggregate outstanding principal amount of such other Subordinated Debt shall at no time exceed $30,000,000);

         (h) the Intercompany Loans described on Schedule 6.18 and any other loans between Consolidated Companies; provided that (i) each loan or other extension of credit made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company and all such loans and extensions of credit shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding (A) Intercompany Loans listed on Schedule 6.18, (B) the Intercompany Loans made pursuant to clause (i) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof and (C) other Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 8.03) unless otherwise agreed in writing by the Required Lenders, (ii) each loan or other extension of credit made to a Guarantor by another Consolidated Company that is not a Guarantor hereunder shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement and no portion of the principal amount thereof shall be payable prior to the Maturity Date, and (iii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 8.05(c);

         (i) Indebtedness under Hedging Agreements entered into in the ordinary course of business consistent with past practices;

         (j) [INTENTIONALLY OMITTED];

         (k) Indebtedness, if any, owing by Interface or Interface SPC pursuant to the Accounts Receivable Facilities and Indebtedness, if any, owing by any Consolidated Company that is a party to such Accounts Receivable Facilities with respect thereto;

         (l) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Consolidated Companies incurred in the ordinary course of business; and

         (m) Other Indebtedness at any one time outstanding not to exceed $15,000,000.

         SECTION 8.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

         (a) Liens existing on the Closing Date and not otherwise permitted under this Section 8.02, as more particularly described on Schedule 8.02;

         (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property; provided that such Lien does not extend to any other property; and provided further that the aggregate amount


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of Indebtedness secured by all such Liens at any time does not exceed
$10,000,000;

         (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens (other than those permitted by paragraphs (a) through (e) of this Section 8.02) encumbering assets having an Asset Value not greater than $5,000,000 in the aggregate;

         (g) Liens in favor of the Collateral Agent securing the Secured Obligations;

         (h) Liens on any property included in the IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of the Letter of Credit Agreement; and

         (i) Liens, if any, that may be deemed to have been granted by Interface or any Consolidated Company in favor of Interface, Interface SPC, or any financing entity under any Accounts Receivable Facility or their respective successors and assigns, on accounts receivable, any interests therein and any assets related thereto, of Interface or such Consolidated Company as a result of the sale, conveyance or other transfer thereof to Interface, Interface SPC, or any financing entity under any Accounts Receivable Facility or their respective successors and assigns, pursuant to the Accounts Receivable Facilities.

         SECTION 8.03. MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with any other Person, or sell, transfer, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions shall not be applicable to:

         (a) sales of inventory in the ordinary course of business;

         (b) transfers of assets (other than Intercompany Loans) from any Credit Party to any other Consolidated Company that is not a Credit Party (provided, however, that the aggregate Asset Value of such transferred assets shall not exceed $25,000,000 during the term of this Agreement);

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

         (c) sales of accounts receivable, any interests therein and any assets related thereto, pursuant to the Accounts Receivable Facilities so long as the aggregate "Capital" (as such term is used in the Bank One Receivables Facility) from time to time as existing under the Bank One Receivables Facility, and the comparable amount from time to time as existing under any replacement Accounts Receivable Facility, shall not exceed $65,000,000 in aggregate amount outstanding at any time;

         (d) Asset Sales where the Asset Values do not exceed (i) an aggregate amount equal to $25,000,000 during any fiscal year, or (ii) an aggregate amount equal to $75,000,000 after December 30, 2001; or

         (e) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including Capital Securities, and including all or any substantial portion of the property or assets of any division, line of business, or business segment of such Person); provided, however, that

                  (i) such purchases and acquisitions shall not exceed an aggregate amount of $25,000,000 (based on the cash portion of the purchase prices payable in respect of such transactions) if after giving effect to any such purchase or acquisition, Interface's Funded Debt Coverage Ratio is greater than 3.25 to 1.00 on a pro forma basis;

                  (ii) any such transaction has been approved in advance by a majority of the board of directors of the Seller; and

                  (iii) (A) where the cash portion of the purchase price payable in any such transaction is greater than $10,000,000 but less than $50,000,000, if after giving effect to any such purchase or acquisition, Interface's Funded Debt Coverage Ratio is greater than
         3.25 to 1.00 on a pro forma basis, or (B) where the cash portion of the purchase price payable in any such transaction is greater than $50,000,000, then (1) such transaction shall be subject to the prior written approval of the Required Lenders, and (2) Interface shall provide the Lenders pro forma financial statements demonstrating Interface's continued compliance with the financial covenants set forth in Section 7.09 and the other terms of this Agreement after giving effect to any such transaction;

         (for purposes of computing Interface's Funded Debt Coverage Ratio on a pro forma basis with respect to any particular purchase or acquisition transaction, such ratio shall be computed with respect to the four consecutive fiscal quarters ending with Interface's most recently completed fiscal quarter and on the assumption that such purchase or acquisition occurred on the first day of such four-quarter period);

provided, however, that no transaction pursuant to subsections (b), (c), (d) or
(e) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

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

         SECTION 8.04. PAYMENTS OR REFINANCINGS IN RESPECT OF SUBORDINATED DEBT OR EQUITY SECURITIES; DIVIDENDS AND OTHER DISTRIBUTIONS. Make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or equity securities or any option, warrant, or other right to acquire such Subordinated Debt or equity securities; or refinance or replace the Senior Subordinated Notes with any Senior Notes (as provided in the definition of the term "Senior Notes"); or declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Interface or any of its Subsidiaries, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Interface or any of its Subsidiaries, other than:

                  (i) dividends or distributions payable solely in Capital Stock of Interface (but not Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of Interface (other than Redeemable Capital Stock);

                  (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to Interface or any Subsidiary of Interface;

                  (iii) the declaration or payment of dividends or other distributions by any Subsidiary of Interface to all holders of Common Stock of such Subsidiary on a pro rata basis; and

                  (iv) provided that no Default or Event of Default shall have occurred or exist immediately prior to or after giving effect to such payment, Interface may pay cash dividends on its common stock, repurchase its common stock or redeem its common stock in an aggregate amount not to exceed after the Closing Date the sum of (A) $30,000,000 plus (B) 50% of the aggregate Consolidated Net Income of Interface accrued on a cumulative basis during the period beginning December 31, 2001 and ending on the last day of the fiscal quarter of Interface immediately preceding the date of such proposed dividend, repurchase or redemption which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of Interface for such period shall be a deficit, minus 100% of such deficit); provided that if the Funded Debt Coverage Ratio is equal to or greater than 3.50 to 1.00 as of the most recently completed fiscal quarter prior to giving effect to such payment, (1) the amount of cash dividends paid by Interface on its common stock shall be further limited to an amount per share no greater than the customary amount of dividends paid per share at any time during the preceding two (2) fiscal years and (2) Interface shall not be permitted to repurchase any of its common stock or redeem any of its common stock;

                  (v) as otherwise permitted pursuant to Section 8.08.

         SECTION 8.05. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

         (a) Investments in Subsidiaries that are Guarantors under this Agreement and Investments by Interface in Interface SPC in the form of the Receivables Subordinated Notes;

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

         (b) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to Section 8.03;

         (c) Investments in Subsidiaries made after the Closing Date, in an aggregate amount not to exceed $25,000,000 unless otherwise consented to in writing by the Required Lenders; provided, however, that (i) no Investment may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment and (ii) all such Investments (other than European Intercompany Loans and Investments) shall be made solely to achieve greater tax efficiencies of the Consolidated Companies and (iii) the $25,000,000 limitation set forth in this subsection (c) shall not deemed to be utilized by (A) Investments in those Subsidiaries that are Guarantors under this Agreement and (B) the Investments in Subsidiaries made pursuant to clauses (ii) and (iii) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof;

         (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

         (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

         (f) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

         (g) Investments made by Plans and Foreign Plans; and

         (h) Investments (other than those permitted by subsections (a) through (g) above) in an aggregate amount not to exceed $30,000,000; provided that there shall be no Investments made pursuant to this subsection (h) in marketable securities other than in connection with acquisitions and joint ventures permitted under this Agreement).

         SECTION 8.06. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement (i) with respect to properties first acquired by any of the Consolidated Companies after the date of this Agreement with the intent at the time of such acquisition that such properties be the subjects of such transactions, and such transactions are actually consummated within 60 days after the initial acquisition of such properties, so long as


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the Asset Values of such properties do not exceed $25,000,000 in the aggregate, and (ii) with respect to all other properties in all such transactions, so long as the Asset Values of such other properties do not exceed $5,000,000 in the aggregate.

         SECTION 8.07. TRANSACTIONS

                  (a) Except for transactions which are specifically permitted pursuant to Sections 8.01(h), 8.03(b) and 8.05(c), enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer (i) any Default or Event of Default exists or would exist as a result of such conveyance or transfer or (ii) such conveyance or transfer would otherwise be prohibited under this Agreement or any other Credit Document; provided, however, that the foregoing shall not be deemed to prohibit the conveyance or transfer of accounts receivable pursuant to the terms of the Accounts Receivable Facilities and otherwise permitted by this Agreement due to any Default or Event of Default otherwise existing immediately prior to the time of such conveyance or transfer.

         SECTION 8.08. OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to:

         (a) the Obligations under this Agreement and the Notes;

         (b) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 8.01;

         (c) permitted prepayments of Indebtedness incurred in connection with industrial revenue bonds upon the occurrence of a determination of an event of taxability entitling the holder(s) thereof to receive a higher rate of interest;

         (d) Intercompany Loans made or outstanding pursuant to Section 8.01(h)(i) where demand for payment has been made in accordance with Section 8.13;

         (e) Intercompany Loans made or outstanding pursuant to Section 8.01(h)(ii)


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

upon the prior written consent of the Co-Agents;

         (f) Indebtedness arising under the Accounts Receivable Facilities;

         (g) repayments of any of the Senior Notes with (i) the proceeds of any refinancing or replacement thereof having a maturity not earlier than that of such Senior Note, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Note or (ii) the proceeds of any offering of equity securities; provided that the aggregate amount of all outstanding Extensions of Credit shall not exceed $10,000,000 after giving effect to any repayment permitted pursuant to this subsection (g); and

         (h) repayments of long-term Indebtedness; provided that (A) if the Funded Debt Coverage Ratio is greater than or equal to 3.00 to 1.00 as of the most recently completed fiscal quarter prior to such repayment, the aggregate amount of all such repayments shall not exceed $25,000,000 during any fiscal year (provided, however, that if the actual aggregate amount of repayments of long-term indebtedness made during any such fiscal year (the "Specified Repayments") is less than $25,000,000 (the "Specified Limit"), then the applicable limit for the immediately succeeding fiscal year shall be increased by an amount equal to the difference between the Specified Limit and the Specified Repayments) and (B) the aggregate amount of all outstanding Extensions of Credit shall not exceed $20,000,000 after giving effect to any repayment permitted pursuant to this subsection (h).

         SECTION 8.09. CHANGES IN BUSINESS. Enter into any business (other than any business which is substantially the same as those businesses presently conducted by the Consolidated Companies taken as a whole or any line of business reasonably related thereto), except where the aggregate Investment made, and other funds expended or committed, with respect to such business does not exceed $15,000,000.

         SECTION 8.10. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with ----- respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

         SECTION 8.11. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 8.02 of this Agreement,
Section 4.7 of the Existing Senior Notes Indenture, Section 4.10 of the Additional Senior Notes Indenture and Section 4.10 of the Senior Subordinated Notes Indenture, (ii) the terms of any agreement, instrument or other document pursuant to which any


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Indebtedness permitted by Section 8.02(b) or Section 8.02(f) is incurred by any
Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies; and (iv) the terms of the Accounts Receivable Facilities with respect to the accounts receivable and related property transferred thereunder and the stock and other assets of Interface SPC.

         SECTION 8.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, other than (A) restrictions on payment of dividends imposed under the Additional Senior Note Indenture and the Senior Subordinated Notes Indenture and (B) restrictions on the payment of dividends on Interface's common stock imposed in connection with the Convertible Preferred Stock, or (ii) pay any indebtedness owed to Interface or any other Consolidated Company, or (iii) transfer any of its property or assets to Interface or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents. Notwithstanding the foregoing, nothing in this Section 8.12 shall be deemed to prohibit restrictions on dividends and distributions payable by Interface SPC, set forth in, or required by, the terms of any document executed in connection with the Accounts Receivable Facilities.

         SECTION 8.13. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt (except that a loan between Consolidated Companies as permitted by Section 8.01(h) may be modified or amended so long as it otherwise satisfies the requirements of clause (ii) of
Section 8.01(h)), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.01(h)(ii), except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing. In addition to the foregoing, without the prior consent of the Co-Agents, the Consolidated Companies shall not enter into any amendment or modification of the documents executed in connection with the Accounts Receivable Facilities which changes the definition of "Capital" or "Amortization Event" as such terms are used in the Bank One Receivables Facility, or the definition of any comparable terms used in any replacement Accounts Receivable Facility, or any other material provision thereof.

         SECTION 8.14. DESIGNATED SENIOR INDEBTEDNESS. Without the prior written consent of the Co-Agents, cause any Indebtedness of Interface or any of its Subsidiaries, other than the Senior Notes, to become "Designated Senior Indebtedness" as provided in the Senior Subordinated Notes Indenture.

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                                   ARTICLE IX.

                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 9.01. PAYMENTS. Any Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or any Borrower shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

         SECTION 9.02. COVENANTS WITHOUT NOTICE. Interface or any other Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.04, 7.07(a) through 7.07(g), 7.09, 7.12, 8.01 through 8.06, 8.08, 8.09, and
8.11 through 8.14;

         SECTION 9.03. OTHER COVENANTS. Interface or any other Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Interface's or any other Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Co-Agent or Lender;

         SECTION 9.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Interface, any other Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 9.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $10,000,000 in the aggregate;

         SECTION 9.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $10,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

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         SECTION 9.07. BANKRUPTCY. Interface or any other Material Company shall commence a voluntary case concerning itself under the bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Material Company; or any Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Material Company or there is commenced against any Material Company any such proceeding which remains undismissed for a period of 60 days; or any Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Material Company makes a general assignment for the benefit of creditors; or any Material Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Material Company for the purpose of effecting any of the foregoing;

         SECTION 9.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

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         SECTION 9.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $10,000,000 or otherwise having a Materially diverse Effect shall be rendered against Interface or any other Material Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 9.10. OWNERSHIP OF CREDIT PARTIES. If any Borrower (other than Interface) shall at any time fail to be a wholly owned Subsidiary of Interface, either directly or indirectly through another wholly owned Subsidiary of Interface, except where all outstanding Loans made to such Borrower have been paid in full and the Lenders shall have no further obligation to extend additional credit to such Borrower;

         SECTION 9.11. CHANGE IN CONTROL OF INTERFACE. (i) Any Change in Control shall occur or exist, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses
(i) or (ii) until thirty (30) days after the first occurrence or existence of such event or condition;

         SECTION 9.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (excluding the IRB Collateral Documents), or any Credit Document (including the IRB Collateral Documents) ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document (including the IRB Collateral Documents), or the obligations of Interface or any other Credit Party under any Credit Document (including the IRB Collateral Documents) are not or cease to be legal, valid and binding on Interface or any such Credit Party;

         SECTION 9.13. DEFAULT UNDER HEDGING AGREEMENT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of any Hedging Agreement (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface's business judgment or any other termination or cancellation of such Hedging Agreement not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $5,000,000 in the aggregate;

         SECTION 9.14. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $10,000,000 in aggregate and is not removed within 90 days of the same being made;



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         SECTION 9.15. ACCOUNTS RECEIVABLE FACILITY. There shall exist and continue for five (5) days any "Amortization Event" (as such term is used in the Bank One Receivables Facility) or any comparable event under any replacement Accounts Receivable Facility, other than any such event which arises from: (i) any reduction in Interface's credit rating (or the imputed equivalent thereof);
(ii) any Consolidated Company's failure to comply with, or its making of any changes in or supplements to, its credit and collection policies; (iii) any failure by Interface to maintain the minimum net worth required in Interface SPC under the terms of any agreements evidencing an Accounts Receivable Facility;
(iv) any amendment of the terms of any Consolidated Company's accounts receivable or any contract relating thereto or any waiver by such Consolidated Company of the terms and conditions of such contract; (v) any change in the character of the business of any of the Consolidated Companies (which is not a violation of Section 8.09 hereof) or in their respective credit and collection policies; (vi) Interface SPC's entering into or becoming a party to any agreement or instruments incidental to its administration or operation other than those expressly permitted under the terms of any agreements evidencing an Accounts Receivable Facility; (vii) any determination that the payment to Interface or any of the Consolidated Companies that sells accounts receivable under an Accounts Receivable Facility of 100% of the net book value of the accounts receivable does not constitute "reasonably equivalent value" of the accounts receivable and related rights sold by such Person in connection with such Accounts Receivable Facility; (viii) any change in the Certificate of Incorporation or By-Laws of Interface SPC; (ix) any failure by Interface SPC or Interface to comply with any of the affirmative or negative covenants in any agreements evidencing an Accounts Receivable Facility which relate to the establishment and maintenance of Interface SPC's separate legal identity; (x) the past-due or defaulted accounts receivable of any or all of the Consolidated Companies exceeding any applicable limitations as set forth in any agreements evidencing an Accounts Receivable Facility; or (xi) the "Dilution Ratio" (as such term is defined in any agreements evidencing the Bank One Receivables Facility) exceeding any applicable limitations set forth in any agreements evidencing the Bank One Receivables Facility, or any comparable event under any agreements evidencing replacement Accounts Receivable Facility; and

         SECTION 9.16. FAILURE OF AGREEMENTS. Any provision of this Agreement or any provision of any other Credit Document shall for any reason cease to be valid and binding on the applicable Borrower or Subsidiary party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof;

         SECTION 9.17. ENVIRONMENTAL CLAIMS. Any one or more Environmental Claims shall have been asserted against any Consolidated Company; the Consolidated Companies would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Materially Adverse Effect;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Co-Agents may, and upon the written or facsimile request of the Required Lenders, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Co-Agents, any Lender or the holder of any Note to enforce


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its claims against the Borrowers or any other Credit Party: (i) declare the
Domestic Syndicated Commitments terminated, whereupon the pro rata Domestic Syndicated Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations (other than Hedging Obligations) owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; provided that if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Co-Agents to the Borrowers and any other Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and applicable law, in order to satisfy all of the Obligations.

In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to this Article IX, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first, to all expenses then due and payable by the Borrowers hereunder and under the other Credit Documents, (b) then to all indemnity obligations then due and payable by the Borrowers hereunder and under the other Credit Documents, (c) then to all Agent's fees then due and payable, (d) then to all commitment and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Domestic Swing Line Note to the Domestic Swing Line Lender, (f) then to the principal amount outstanding under the Domestic Swing Line Note to the Domestic Swing Line Lender, (g) then to accrued and unpaid interest on the other Notes (pro rata in accordance with all such amounts due), (h) then to the principal amount of the other Notes and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due) and (i) then to the Domestic L/C Cash Collateral Account or the Multicurrency L/C Cash Collateral Account (pro rata in accordance with all such amounts due) to be applied in accordance with the terms of Section 6.6 of the Letter of Credit Agreement, to the extent of any L/C Obligations then outstanding, in that order.

                                   ARTICLE X.

                         THE CO-AGENTS; COLLATERAL AGENT

         SECTION 10.01. RESIGNATION AND APPOINTMENT OF CO-AGENTS.

         (a) Each Lender hereby designates First Union as Multicurrency Agent to replace Bank One (which is resigning as Multicurrency Agent under the Existing Credit Agreement) to administer all matters concerning the Multicurrency Syndicated Loans (including, without limitation, the Multicurrency L/C Subcommitments) and to act as herein specified. Each Lender hereby designates First Union as Domestic Agent to replace SunTrust (which is resigning as Domestic Agent under the Existing Credit Agreement) to administer all matters concerning the Domestic Revolving Loans (including, without limitation, the Domestic L/C Subcommitments) and to act as herein specified. Each Lender hereby irrevocably authorizes,


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and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Appropriate Co-Agent to take such actions on its behalf under the provisions of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Appropriate Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Co-Agents may perform any of their duties hereunder by or through their agents or employees.

         (b) The parties hereto waive any notice requirement set forth in the Existing Credit Agreement in connection with the resignation of Bank One as Multicurrency Agent and SunTrust as Domestic Agent.

         SECTION 10.02. APPOINTMENT OF COLLATERAL AGENT.

         (a) Each Co-Agent and each Lender hereby designates SunTrust as Collateral Agent and hereby authorizes the Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto and to the Letter of Credit Agreement, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Co-Agents and the Lenders and the other beneficiaries thereof upon the terms thereof. The Co-Agents and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

         (b) In each circumstance where, under any provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; provided further that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent, (i) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (ii) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a


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response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

         SECTION 10.03. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement, the Letter of Credit Agreement, and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused directly by its or their gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement or the Letter of Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement, the Letter of Credit Agreement, or the other Credit Documents except as expressly set forth herein. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agents with reasonable care.

         SECTION 10.04. LACK OF RELIANCE ON THE AGENTS.

         (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement or the Letter of Credit Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or the issuance of any Letters of Credit, or at any time or times thereafter.

         (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, that, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 7.07, the Agents shall deliver or cause to be delivered such information to such Lender.

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         SECTION 10.05. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders or the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the Letter of Credit Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Required Lenders where required by the terms of this Agreement or the Letter of Credit Agreement.

         SECTION 10.06. RELIANCE BY AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate or facsimile message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 10.07. INDEMNIFICATION OF AGENTS. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Appropriate Co-Agent, ratably according to their Pro Rata Shares, and (ii) the Collateral Agent, ratably according to Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly from such Agent's gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The agreements in this Section 10.07 shall survive the payment of the Obligations and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 10.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations pursuant to the Letter of Credit Agreement and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for



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services in connection with this Agreement, the Letter of Credit Agreement, and otherwise without having to account for the same to the Lenders.

         SECTION 10.09. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 10.10. SUCCESSOR AGENTS.

         (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders; provided, however, that the Collateral Agent may not resign or be removed except where the Collateral Agent is also resigning or being removed and a successor Collateral Agent has been appointed under this Agreement and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrowers, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (b) Upon the acceptance of any appointment as an Agent hereunder and under the Letter of Credit Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement or the Letter of Credit Agreement.

         SECTION 10.11. NOTICE OF DEFAULT. No Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that a Co-Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Co-Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Co-Agents shall have received such directions, the Co-Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be


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taken only with the consent and authorization or the request of the Lenders or
Required Lenders, as applicable.

         SECTION 10.12. SYNDICATION AGENT. The Syndication Agent, in its capacity as Syndication Agent, shall have no duties or responsibilities under this Agreement or any other Credit Document.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         Section 11.01. Notices. -------

         (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, an electronic format such as electronic mail and internet webpages or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable facsimile number set forth in Section 11.01(b), or such other address or applicable facsimile number as such party may hereafter specify by notice to the Co-Agents and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by facsimile, electronic mail or posting on an internet web page, on the date of delivery, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Co-Agents shall not be effective until received.

         (b) Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing:

         If to the Borrowers:               Interface, Inc.
                                            2859 Paces Ferry Rd., Ste. 2000
                                            Atlanta, Georgia  30339
                                            Attention:          Patrick C. Lynch
                                                                Chief Financial Officer
                                            Telephone No.:      770-437-6848
                                            Telecopy No.:       770-437-6887

         With copies to:                    Kilpatrick Stockton LLP
                                            1100 Peachtree St., Ste. 2800
                                            Atlanta, Georgia  30309
                                            Attention:          G. Kimbrough Taylor, Jr.
                                            Telephone No.:      404-815-6490
                                            Telecopy No.:       404-815-6555

         If to First Union as               First Union National Bank
          Domestic Agent:                   Charlotte Plaza, CP-23
                                            201 South College Street
                                            Charlotte, North Carolina 28288-0680
                                            Attention:          Syndication Agency Services
                                            Telephone No.:      (704) 374-2698
                                            Telecopy No.:       (704) 383-0288

         With copies to:                    First Union National Bank
                                            301 South College Street, 5th Floor, NC0760
                                            Charlotte, North Carolina 28288
                                            Attention:          David Silander
                                            Telephone No.:      704-383-5214
                                            Telecopy No.:       704-374-4793

         If to First Union as               First Union National Bank
          Multicurrency Agent:              Charlotte Plaza, CP-23
                                            201 South College Street
                                            Charlotte, North Carolina 28288-0680
                                            Attention:          Syndication Agency Services
                                            Telephone No.:      (704) 374-2698
                                            Telecopy No.:       (704) 383-0288

                                                              and

                                            First Union National Bank London Branch
                                            1 Bishopsgate
                                            London, England EC2N 3AB
                                            Attention:          Claire Hatherly
                                            Telecopy No.:       011-44-171-929-4644
                                            Telephone No.:      011-44-171-621-1477

         With copies to:                    First Union National Bank
                                            301 South College Street, 5th Floor, NC0760
                                            Charlotte, North Carolina 28288
                                            Attention:          David Silander
                                            Telephone No.:      704-383-5214
                                            Telecopy No.:       704-374-4793

         If to any Lender:                  To the address set forth on Schedule 1.1(a) hereto

         SECTION 11.02. AMENDMENTS, ETC.

         (a) No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Sections 5.01 or 5.03, or in Sections 3.1 or 3.2 of the Letter of Credit Agreement, (ii) increase the Commitments or other contractual obligations to the Borrowers under this Agreement or the Letter of Credit Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under the Letter of Credit Agreement, (vi) agree to release any funds in the L/C Cash Collateral Account or any collateral described in the IRB Collateral Documents, to the extent securing the Obligations, (vii) release a material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document), (viii) release any Guarantor from its obligations under any Guaranty Agreement, (ix) modify the definitions of the term "Borrowing Base" (or any defined term used therein) or (x) amend this Section 11.02 or
Section 11.06 or (xi) amend the definition of the terms Agreed Currency, Eligible Currency, Foreign Currency or Payment Office. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Co-Agents or the Collateral Agent, as the case may be, under this Agreement, the Letter of Credit Agreement, or under any other Credit Document and (ii) no amendment, waiver or consent to the provisions of Article II of the Letter of Credit Agreement shall be made without the written consent the L/C Issuers.

         (b) Notwithstanding anything to the contrary contained in Section 11.02(a), each of the Lenders and the Credit Parties hereby authorizes the Co-Agents to execute such limited amendments, supplements or other modifications in connection with this Agreement and the other Credit Documents on behalf of the Lenders and the Credit Parties, deemed reasonably necessary or appropriate by the Co-Agents to cure any ambiguity contained herein or therein or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any printing, stenographic or clerical error or omissions herein or therein in order that this Agreement and the other Credit Documents shall accurately reflect the agreement among the parties hereto and thereto; provided that no amendment, supplement or modification to any Credit Document shall be made pursuant to this Section 11.02(b) unless the Co-Agents shall have reasonably determined that such amendment, supplement or modification will not alter or waive in any material respect the duties and obligations of the parties hereto or thereto.

         SECTION 11.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Co-Agents, the Collateral Agent, any Lender or any holder of a
Note in exercising any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document, and no course of dealing between any Credit Party and the Co-Agents, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Letter of Credit

Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Co-Agents, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Letter of Credit Agreement or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Co-Agents, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 11.04. PAYMENT OF EXPENSES, ETC. Each of Interface and each other Borrower shall:

                  (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement, the Letter of Credit Agreement, and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement, the Letter of Credit Agreement, or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), for any of the Lenders;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letter of Credit Agreement, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

                  (iii) indemnify each Agent, each Lender and their Affiliates, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, any Credit Party's entering into and performing of this Agreement, the Notes, the Letter of Credit Agreement, or the other Credit Documents or otherwise in connection with this Agreement, the Notes, the Letter of Credit Agreement, or the other Credit Documents and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated to indemnify any Indemnitee for any of the foregoing directly arising out of such Indemnitee's gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction), or the violation by such Indemnitee of any law, rule or regulation (as determined in a final non-appealable judgment by a court of competent jurisdiction), unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

                  (iv) without limiting the indemnities set forth in subsection
         (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, the Letter of Credit Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Interface and each other Borrower under this Section 11.04 are unenforceable for any reason, Interface and each other Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 11.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender, each Affiliate of each Lender and each other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents, all deposits of such Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender, such Affiliate or such other holder to such Credit Party, whether or not related to this Agreement or any transaction hereunder, and whether or not the obligations of the Credit Party under the Credit Documents are payable in the same currency as any such deposits, indebtedness or property (the amounts of which, when payable or valued in a different currency, shall be determined for purposes of this Section 11.05 by the Equivalent Amount thereof in the currency payable by the Credit Party as of the date such setoff rights are exercised).

         SECTION 11.06. BENEFIT OF AGREEMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrowers may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) and the Letter of Credit Agreement to any Eligible Assignee; provided, however, that
(i) the Co-Agents and, so long as no Default or Event of Default has occurred and is continuing, Interface must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) (provided that such consents shall not be required with respect to any assignment by any Lender, in the ordinary course of its business and in accordance with applicable law, to any Affiliate of such Lender,), (ii) the aggregate amount of the Commitments of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Agents) shall not be less than $10,000,000,
(iii) the assigning Lender retains after the consummation of such assignment a minimum aggregate amount of Commitments of $10,000,000, (iv) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and (v) the parties to each such assignment shall execute and deliver to the Co-Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $3,000; provided further that in the case of any assignment made (A) where such assigning Lender is assigning the entire amount of its Commitments hereunder, or (B) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clauses (A) or (B), the minimum amounts specified in preceding clauses (ii) and (iii) shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Letter of Credit Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface and each of the other Borrowers, at its own expense, shall execute and deliver to the Appropriate Co-Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may, without the consent of Interface, any other Borrower or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it) and the Letter of Credit Agreement, provided, however, that
(i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement and the Letter of Credit Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (v) Interface, the other Borrowers and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface and the other Borrowers relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement, the Letter of Credit Agreement, and the other Credit Documents.

         (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 7.05.

         (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (g) If (i) any Taxes referred to in Section 4.07(b) have been levied or imposed so as to require withholdings or deductions by any Borrower and payment by such Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to
Section 4.10 or 4.17 hereof or Section 2.6(a) of the Letter of Credit Agreement,
(iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement, the Letter of Credit Agreement, or the other Credit Documents requested by Interface, or (iv) any Lender shall fail to have delivered to Interface by

December 31, 1998, the certificate or other document from the United Kingdom Inland Revenue as specified in Section 4.07(b)(v)(B) unless such Lender shall otherwise establish, to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, then and in such event, upon request from Interface delivered to such Lender and the Co-Agents, such Lender shall assign, in accordance with the provisions of Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Domestic Syndicated Loan Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement, the Letter of Credit Agreement, or the other Credit Documents accrued to the date of such assignment.

         SECTION 11.07. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE LETTER OF CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) EACH BORROWER HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK STOCKTON LLP, EACH OF ATLANTA, GEORGIA (ADDRESS:
KILPATRICK STOCKTON LLP, 1100 PEACHTREE ST., STE. 2800, ATLANTA, GEORGIA 30309, TELEPHONE NO.: 404-815-6490, TELECOPY NO.: 404-815-6555 (OR SUCH OTHER ADDRESS, TELEPHONE NUMBER AND TELECOMPY NUMBER AS SUCH PARTY MAY HEREAFTER SPECIFY BY NOTICE TO THE CO-AGENTS AND THE BORROWERS), AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE

JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 11.01, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

         SECTION 11.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10. SURVIVAL.

         (a) The obligations of the Borrowers under Sections 4.07(b), 4.10, 4.12, 4.13, 4.17, 11.04 and 11.15 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement and the Letter of Credit Agreement shall survive the execution and delivery of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

         (b) The obligations of the Co-Agents, the Lenders, their assignees and participants under Sections 4.07(b), 7.05 and 11.06(e) hereof shall survive the payment in full of the Notes after the Maturity Date.

         SECTION 11.11. SEVERABILITY. In case any provision in or obligation under this Agreement, the Letter of Credit Agreement, or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Interface's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the Letter of Credit Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement and the Letter of Credit Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15. JUDGMENT CURRENCY.

         (a) The Credit Parties' obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents to make payments in a particular Agreed Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Co-Agents, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Co-Agents, the Collateral Agent or such Lender under this Agreement, the Letter of Credit Agreement, or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Agreed Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Multicurrency Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the Agreed Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         SECTION 11.16. DOLLAR EQUIVALENT COMPUTATIONS. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to Dollars of Foreign Currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such Foreign Currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such Foreign Currency at the date hereof).

         SECTION 11.17. AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Co-Agents under the Existing Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended and supplemented by the Facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without further action by any Person.

         SECTION 11.18. REFERENCES IN CREDIT DOCUMENTS. On and after the Closing Date, each and every reference in the Credit Documents to this Agreement, and to the capitalized terms as defined in this Agreement (including, without limitation, the terms "Loans",

"Obligations", and "Facilities") shall be deemed to refer to and mean this Agreement as herein amended and restated, and such capitalized terms as defined and used in this Agreement as herein amended and restated. The Borrowers further confirm and agree that all such Credit Documents are and shall remain in full force and effect on and after the Closing Date.

         SECTION 11.19. INJUNCTIVE RELIEF; LIMITATION OF LIABILITY.

         (a) The Borrowers recognize that, in the event that the Borrowers fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY LENDER OR ANY OTHER PERSON AGAINST ANY AGENT, ANY LENDER OR ANY AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                                      INTERFACE, INC.



                                      By: /s/ DANIEL T. HENDRIX
                                          --------------------------------------
                                          Name:   Daniel T. Hendrix
                                          Title:  President and Chief Executive
                                                  Officer

                                      INTERFACE EUROPE B.V.



                                      By: /s/ DANIEL T. HENDRIX
                                          --------------------------------------
                                          Name:   Daniel T. Hendrix
                                          Title:  Director

                                      INTERFACE EUROPE LTD.



                                      By: /s/ DANIEL T. HENDRIX
                                          --------------------------------------
                                          Name:   Daniel T. Hendrix
                                          Title:  Director

                                      FIRST UNION NATIONAL BANK, as
                                       Domestic Agent and Multicurrency Agent



                                      By: /s/ DAVID J. C. SILANDER
                                          --------------------------------------
                                          Name:   David J. C. Silander
                                          Title:  Vice President

[Fourth Amended and Restated Credit Agreement - Signature Page]


                                      FIRST UNION NATIONAL BANK, as Lender



                                      By: /s/ DAVID J. C. SILANDER
                                          --------------------------------------
                                          Name:   David J. C. Silander
                                          Title:  Vice President

                                      SUNTRUST BANK, as Collateral Agent



                                      By: /s/ LAUREN P. CARRIGAN
                                         ---------------------------------------
                                         Name:   Lauren P. Carrigan
                                         Title:  Vice President

                                      SUNTRUST BANK, as Lender



                                      By: /s/ LAUREN P. CARRIGAN
                                         ---------------------------------------
                                         Name:   Lauren P. Carrigan
                                         Title:  Vice President

[Fourth Amended and Restated Credit Agreement - Signature Page]


                                      CITICORP NORTH AMERICA, INC., as
                                       Syndication Agent


                                      By: /s/ SUZANNE CRYMES
                                          --------------------------------------
                                          Name:   Suzanne Crymes
                                          Title:  Vice President

                                      CITICORP NORTH AMERICA, INC., as
                                       Lender

                                      By: /s/ SUZANNE CRYMES
                                         ---------------------------------------
                                         Name:   Suzanne Crymes
                                         Title:  Vice President

                                      FLEET NATIONAL BANK, as Lender


                                     By: /s/ NEIL C. BUITENHUYS
                                          --------------------------------------
                                          Name:   Neil C. Buitenhuys
                                          Title:  Senior Vice President